EXHIBIT 10(y)


                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

IN RE:                                               CASE NO.: 97-22199-BKC-RBR

THE SINGING MACHINE COMPANY, INC.,                   CHAPTER 11
Tax ID# 95-3795478

         Debtor.

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                      DEBTOR'S AMENDED DISCLOSURE STATEMENT




         THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR
         DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREWITH.


                              FURR AND COHEN, P.A.
                              Attorneys for Debtor
                              By:  Robert C. Furr, Esq. and
                              Lisa J. Chaiklin Aflalo, Esq.
                              1499 West Palmetto Park Road
                              Suite 412
                              Boca Raton, FL 33486
                              (561) 395-0500


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                                TABLE OF CONTENTS

                                                                      PAGE
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              Brief Summary of Chapter 11                               1

ARTICLE I     Definitions                                               4

ARTICLE II    Preliminary Statements and History
              Financial Condition of Debtor                             5
              (A)  History of Debtor                                    5
              (B)  Summary of Reasons for Filing Petition               10
              (C)  Source of Financial Information                      11

ARTICLE III   Debtor's Operation and Structure                          12
              (A)  Synopsis of Operation in Chapter 11                  12
              (B)  Executory Contracts                                  13
              (C)  Objections to Claims and Preference Analysis         15
              (D)  Officers and Directors                               19

ARTICLE IV    Claimants and Impaired Interest Holders                   20

ARTICLE V     Analysis of the Plan v. Liquidation Analysis              22

ARTICLE VI    Risk Factors                                              24

ARTICLE VII     Certain Factors to be Considered                        26

ARTICLE VIII    Tax Consequences of the Plan                            33

ARTICLE IX      Post Confirmation Reorganized Debtor's Structure        39

ARTICLE X     Confirmation by Cramdown                                  40

ARTICLE XI    Miscellaneous Provisions                                  41

ARTICLE XII   Conclusion                                                42

EXHIBITS
         (A)      Current Balance Sheet
         (B-1)    Income & Expense Statement
         (B-2)    DIP Report Excerpts
         (C)      Schedule of Creditors
         (D)      Liquidation Analysis
         (E)      Projection and Detailed List of Expenses for First Year


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                      DEBTOR'S AMENDED DISCLOSURE STATEMENT

         The Singing Machine Company, Inc. ("SMC" or "Debtor") provides this Disclosure Statement ("Disclosure Statement") to all known creditors and Interest Holders of the Debtor in order to disclose the information deemed to be material, important, and necessary for the creditors to arrive at a reasonably informed decision in exercising their right to abstain from voting or to vote for acceptance or rejection of the Plan of Reorganization (the "Plan"). A copy of the Plan accompanies this Disclosure Statement. The Plan is a legally binding arrangement and should be read in its entirety, as opposed to relying on the summary in this Disclosure Statement. Accordingly, creditors and interest Holders may wish to consult with their own lawyer to understand the Plan more fully.

                           BRIEF SUMMARY OF CHAPTER 11

         Chapter 11 is the principal reorganization Chapter of the United States Bankruptcy Code (the "Code"). It allows a debtor to remain in operation and work out its financial difficulties. In a Chapter 11, the debtor continues to manage its affairs as a debtor-in-possession and as a fiduciary to the creditors of the estate.

         Formulation and confirmation of a plan of reorganization are the principal purposes of a Chapter 11 reorganization case. The plan is the vehicle for satisfying the holders of claims against a debtor. After a plan has been filed, the holders of claims whose claims are proposed to be impaired are permitted to vote to accept or reject the plan. Section 1125 of the Code requires the debtor, before soliciting acceptances of the proposed plan, to prepare a disclosure statement containing adequate information of such kind, and in such detail, as to enable a hypothetical reasonable investor to make an informed judgment about the plan. This Disclosure

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Statement is presented to holders of Claims in impaired classes against the debtor to satisfy the requirements of Section 1125 of the Code.

         Chapter 11 does not require that each holder of a claim against the debtor vote in favor of the plan in order for the bankruptcy court to confirm the plan. At a minimum, however, a plan must be accepted by a majority in number and at least two-thirds in amount of those claims actually voting in at least one class of claims impaired under such plan. The Code also defines acceptance of a plan of reorganization by a class of interests as acceptance by holders of at least two-thirds in amount of those claims actually voting.

         Even though a Creditor or Interest Holder may choose not to vote or may choose to vote against the Plan, the Creditor or Interest Holder will be bound by the terms and treatment set forth in the Plan if such Plan is accepted by the required majorities in each Class of Creditors or is confirmed by the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court"). The proponent of the Plan may seek confirmation of the Plan under the "cramdown" provisions of the Code. Pursuant to Section 1129(b) of the Code, a proponent may "cramdown" the Plan against a non-accepting class of creditors or interests if the Plan complies with all of the requirements of Section 1129(a), except Section 1129(a)(8), which requires acceptance by all impaired classes), and the proponent establishes, among other things, that the Plan is accepted by at least one impaired class of creditors, that the Plan is fair and equitable, and that the Plan does not discriminate unfairly. Creditors or Interest Holders who fail to vote will not be counted in determining acceptance or rejection of the Plan.

         The Bankruptcy Court has set a hearing on confirmation of the Plan for________________ at______________ , at Federal Building, 299 East Broward
Boulevard, Fort Lauderdale, Florida.

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Creditors or Interest Holders may vote on the Plan by filling out and mailing the accompanying ballot form to the Bankruptcy Court. Your Ballot must be filed on or before ____________________ . As a creditor or Interest Holder, your vote is important. In order for the Plan to be deemed accepted, of the ballots cast, creditors that hold as least 2/3 in amount and more than 1/2 in number of the allowed claims of impaired Classes must accept the Plan. However, you are advised that the Debtor may be afforded the right under the Code to have the Plan confirmed over the objections of dissenting creditors consistent with the limitations set forth in the Code.

         NO REPRESENTATIONS CONCERNING THE DEBTOR PARTICULARLY AS TO ITS FUTURE BUSINESS OPERATIONS OR THE VALUE OF PROPERTY, ARE AUTHORIZED OTHER THAN AS SET FORTH IN THIS STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE OTHER THAN AS CONTAINED IN THIS STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL REPRESENTATIONS AND INDUCEMENTS SHOULD BE REPORTED TO COUNSEL FOR DEBTOR, WHO IN TURN SHALL DELIVER SUCH INFORMATION TO THE UNITED STATES TRUSTEE FOR SUCH ACTION AS MAY BE DEEMED APPROPRIATE.

         Debtor filed a Voluntary Petition for reorganization under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. 101 ET SEQ., (the "Code") in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") on April 11, 1997 (the "Filing Date"). The Debtor has continued to operate its business as a Debtor-In-Possession pursuant to ss. 1108 of the Code.

         You are urged to read the contents of this Disclosure Statement before making your

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decision to accept or reject the Plan. Particular attention should be directed to the provisions of the Plan affecting or impairing your rights as they presently exist. The terms used herein have the same meaning as in the Plan unless the context hereof requires otherwise.

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED BY THE DEBTOR'S MANAGEMENT, UNLESS SPECIFICALLY STATED TO BE FROM OTHER SOURCES. NO REPRESENTATIONS, OTHER THAN THOSE SET FORTH HEREIN, CONCERNING THE DEBTOR (PARTICULARLY AS TO FUTURE BUSINESS OPERATIONS OR VALUE OF ITS PROPERTY) ARE AUTHORIZED BY THE DEBTOR.

         Projections of results of future operations are based on management's best estimates in light of current market conditions, past experience, analysis of general economic conditions, and other estimates which will bear on the results. These projections are subject to significant risks and uncertainties.

                                 I. DEFINITIONS

         The following phrases, as used hereinafter, shall have the following meanings: All Definitions in the Plan of Reorganization are incorporated herein. ALLOWED CLAIM(S) means the amount of any Claim against the Debtor to the extent that:

         a. a proof of the Claim was filed or deemed to be filed with the Bankruptcy Court in accordance with the Bankruptcy Rules within such time as the Court allowed, provided that a timely Proof of Claim filed in accordance with the Bankruptcy Rules shall supersede any scheduling of such Claim pursuant to Code Section 521(1);and

         b.  (i) no objection to such Claim is timely filed; or

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         (ii) the Claim is allowed by a Final Order.

         COMPANY shall mean the Debtor.

         CONFIRMATION DATE shall mean the date on which the Clerk of the Court enters the Confirmation Order on the Court's docket.

         DEBTOR'S PROPERTY shall mean all of the Debtor's property, as defined in Section 541 of the Code.

         EFFECTIVE DATE shall mean the tenth day after the Confirmation Order becomes final, or such other date as this Court shall order.

         PLAN shall mean the enclosed Chapter 11 Plan and any subsequent amendments, modifications, or supplements made from time to time.

                          II. PRELIMINARY STATEMENT AND
                    HISTORY AND FINANCIAL CONDITION OF DEBTOR

                              (A) HISTORY OF DEBTOR

         The karaoke industry began in Japan in the 1970s. In Japanese society, entertaining is not typically conducted in individual homes, but rather in restaurants and nightclubs. Karaoke, which translated literally means "empty orchestra," is a concept that allows participants to sing words to soundtracks of popular songs, reading lyrics from video monitors or scripts. The concept is identical to that employed in the "follow the bouncing ball" segment of the "Sing Along with Mitch" television program from the 1960s. The instrumental music, or backing track, is provided by pre-recorded soundtracks on CDS or audio or video tapes. In Japan, karaoke clubs and public establishments became popular vehicles for social occasions and business entertainment.

         The Company was incorporated in California in 1982. The Company originally sold its

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products exclusively to professional and semi-professional singers. In 1988, the
Company began marketing karaoke equipment for home use. The Company believes it was the first to offer karaoke electronic recording equipment and audio software for home use in the United States. Management believes that the enhancement and extension of the Company's existing products and the selective development of new product lines are important to the Company's continued growth. The Company combines the style and content of its products to meet customer requirements for quality, product mix and pricing. Company employees work closely with both retailers and suppliers to identify trends in consumer preferences and to generate new product ideas. The Company's employees evaluate new concepts and seek to develop new products and improvements to existing products satisfying industry requirements and changing consumer preferences.

         The Company distributes its hardware products to retailers and wholesale distributors through two methods: domestic sales (i.e., shipment of products from the Company's inventory), and direct sales, shipments directly from the Company's Hong Kong subsidiary or manufacturers in the Far East, of products sold by the Company's sales force. Domestic sales, which account for substantially all of the Company's audio software sales, are made to customers located throughout the United States from the Company's inventories maintained at its warehouse facility in Florida or directly from the software producers.

         1. DOMESTIC SALES: The Company's strategy of selling products from a domestic warehouse enables it to provide timely delivery and serve as a "domestic supplier of imported goods." The Company purchases electronic recording products overseas for its own account and warehouses the products in a leased facility in Florida and a warehouse in California. The

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Company is responsible for costs of shipping, insurance, customs clearance, duties, storage and distribution related to such warehouse products and therefore, warehouse sales command higher sales prices than direct sales. The Company generally sells from its own inventory in less than container sized lots.

         2. DIRECT SALES-HONG KONG: The formation of the Company's subsidiary, International SMC(HK) Ltd. ("International") is attributable to the advent of foreign equipment sales. Some hardware products sold by the Company are shipped directly to its customers from the Far East through International, a Hong Kong trading company. Sales made through International are completed by either delivering products to the customers' common carriers at the shipping point or by shipping the products to the customers' distribution centers, warehouses or stores. Direct sales are made in larger quantities (generally container sized lots) to customers in Italy, England, Canada, Australia and the United States, who pay International pursuant to their own international, irrevocable, transferable letters of credit or on open credit with the Company's suppliers in the Far East.

         The Company achieves both domestic and direct sales, and markets its hardware and software products, primarily through its own sales force and approximately 15 independent sales representatives. The Company's representatives are located in various states related to the customers' location, and are paid a commission based upon sales in their respective territories. The Company's sales representative agreements are generally one year agreements which automatically renew on an annual basis, unless terminated by either party on 90 days notice. The Company works closely with its major customers to determine marketing and advertising plans.

         The Company also markets its products at various national and international trade shows

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each year. The Company regularly attends CES("Consumer Electronics Show") each
January in Las Vegas; Hong Kong Electronics Show each October in Hong Kong; the Hong Kong Toy Fair in January; and the International Toy Fair each February in New York.

         The Company manages credit policies with respect to its customer base. The Company has not suffered significant credit losses to date, even during a period when many major retailers, including customers of the Company, experienced significant difficulties, including filing for protection under federal bankruptcy laws. In cases where a customer of the Company has filed for protection under federal bankruptcy laws, it has not had a significant impact on the Company's revenues or other categories of financial performance.

         On July 20, 1994, the Company closed a private financing pursuant to which it issued secured subordinated promissory notes to ten (10) investors in an aggregate principal amount of $400,000.00, and issued Bridge Warrants to purchase 360,000 shares of common stock (the "Bridge Financing"). Such notes, together with interest at the rate of 8% per annum, were repaid on November 18, 1994 (see below). The Bridge Warrants are exercisable at a price of $1.20 per share of common stock, commencing February 8, 1995 and expire on August 15, 1999. As of June 30, 1996, 272,250 of such Bridge Warrants had been exercised.

         On November 18, 1994, the Company closed the initial public offering (the "IPO") of 1,380,000 (1,656,000 as adjusted for the Stock Dividend) Warrants for an aggregate purchase price of approximately $7,800,000. After giving effect to the payment of offering expenses and underwriting expenses collectively estimated at $1,959,000, the Company received approximately $5,121,000 of the net proceeds from such initial public offering. Approximately $1,600,000 of the net proceeds of the IPO were used to satisfy a portion of certain accounts and notes payable

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for inventory to FLX (HK) Ltd., a Hong Kong Corporation ("FLX"), and the Singing
Machine Company, Ltd., a Hong Kong trading company ("LTD"). Paul Wu is an officer, director and principal stockholder of FLX and LTD.1 Approximately $350,000 of the proceeds from the IPO were used for inventory purchases, $850,000 were used to satisfy past due copyright royalty obligations, $225,000 were used for working capital and $400,000 was applied to satisfy indebtedness represented by certain outstanding promissory notes issued in connection with Bride Financing. The Company used approximately $1,695,000 of the net proceeds of the IPO to satisfy certain trade payables to suppliers of materials and services used in the Company's operations.

         The Debtor is a publicly traded company on the OTC Bulletin Board under the symbol "SING." See discussion below in Section VII.

         The Debtor does not have any affiliates. The Debtor does not provide any retirement benefits.

         3. HARRY FOX AGENCY: In May 1994, the Company requested its principal copyright royalty creditor, the Harry Fox Agency, Inc. ("HFA"), which represents the majority of copyright holders for which the Company is obligated to pay royalties, to audit its records for the period October 1991 through March 1994. On May 22, 1995, the Company executed a settlement (the "Settlement Agreement") with HFA, with respect to all non-current royalty obligations and claims for the period October 1, 1991 through March 31, 1994 in the amount of $1,030,000. The Company had accrued approximately $1.0 million in its financial statements for royalty

--------
1 Paul Wu also has been director of the Company since 1991 and was the Chairman of the Board of Directors from September 1991 to February 1995.

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obligations to HFA and on February 22, 1995, paid HFA $200,000 to be paid against the settlement amount. The total amount of settlement payments made during fiscal 1996 was $432,000, and the balance of approximately $400,000 was anticipated to be paid in monthly installments through May 1997, of principal and interest at 8.0% per annum. After a period of default, the Company entered into an amended payment agreement with HFA, stipulating a lump sum payment to bring its account current and monthly installments thereafter. As collateral security for the payment of its obligations under the Settlement Agreement, the Company granted HFA a security interest in the Company's master sound recordings. The most recent audit by HFA covered the period April 1, 1994 through March 31, 1996 and all royalties due were accrued. The pre-petition royalties owed to HFA exceed $400,000.00.

                   (B) SUMMARY OF REASONS FOR FILING PETITION

         In November and December, 1996, the Debtor made two payments of $20,000.00 each to a former employee, Eugene Settler ("Judgment Creditor"), who obtained a judgment against the Debtor for wrongful termination. These payments affected the Debtor's cash flow.

         This decrease in cash flow was compounded by the fact that sales of hardware and software during the months of January, February and March, 1997, were well below projections. The low sales of software was especially problematic because a former employee who was terminated miscalculated the marketplace and the Company carries a gross oversupply of software inventory.

         To complicate matters further, in January, 1997, the Debtor was advised by Montgomery Ward that the Company had to accept returns of approximately fifty percent (50%) of what was shipped and invoiced during the latter part of 1996. The account receivable with Montgomery

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Ward was about $560,000 less $270,000 that was returned. This had a devastating impact on the Company's cash flow during a period of low shipping. This event deeply upset the Company's factor, and the factor stopped advancing funds, for a period of time, to the Debtor to cover the shortfall on the Montgomery Ward receivable.

         Additionally, because of the cash flow crisis, the Debtor defaulted on their monthly rent to their landlord, which resulted in a default notice. The landlord threatened eviction.

         The Debtor also defaulted on the quarterly royalty payments as well as the payments due under a prior agreement to the Harry Fox Agency. This resulted in a demand letter for payment and threatening to cancel the Debtor's music licensing agreements, which would have had severe consequences on the Debtor's operations.

         The filing of the Bankruptcy Petition on April 11, 1997 was prompted by the garnishment by the Judgment Creditor of the Company's factor and bank accounts, rendering the Company without funds for payroll, daily operations, etc. Due to the garnishment, a fair number of Company payments by check were dishonored at the bank due to the lack of availability of Company funds. This precipitated other creditors to institute legal suits against the Company. Due to momentum of the creditors' actions and to preserve the operations of the Company, the only recourse was to file for protection under Chapter 11 of the Code.

                       (C) SOURCE OF FINANCIAL INFORMATION

         The source of financial information for this Disclosure Statement and Plan is from reports from Debtor's officers, Debtor-In-Possession Reports, and Debtor's accountants which have been prepared in accordance with generally accepted accounting principles. It has not been audited.

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                      III. DEBTOR'S OPERATION AND STRUCTURE

                     (A) SYNOPSIS OF OPERATION IN CHAPTER 11

         Since the Chapter 11 filing, the Company has made considerable positive advancements. The Company has moved into much smaller corporate offices and warehousing operations with the emphasis on reduction of inventory. Total combined operating space was reduced from 29,000 to 10,000 square feet, thereby reducing rental facility expenses by $12,000.00 per month.

         The Company's staff has been reduced to the minimum needed to continue to operate efficiently. During peak shipping periods, temporary labor is hired, lessening permanent overhead and fringe benefits ongoing.

         The Company has arranged with Dero(HK) letter of credit financing up to $200,000 for purchases of new inventory.

         The major concern relating to the Chapter 11 filing was the retention of the Company's customer base. For the most part, the major accounts, Target, JC Penney, Fingerhut, and FAO Schwartz have supported the Company. The Company opened a new major account, Best Buy, which will have shipments of over $1,000,000 during 1997. The Company did lose some catalog house business (i.e. Sears and Service Merchandise) but the Company feels confident that this business will be retained upon reorganization under Chapter 11.

         One of the Company's major concerns is its software division. This once was a major contributor to the Company's profit. The Company's volume has gone down from $5.4 million during 1994 to $1.3 million during the last year. Part of the reasons for this year's decline is that

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the Company elected to discontinue doing business to the record trade where returns are a standard practice, thus creating a consignment environment. The Company's software returns were running as high as 50% from major wholesalers and retailers.

         Current software business is only with accounts that do not return high percentages of sales. This provides a higher degree of profitability for the sales that are made.

         The Company has large inventories of obsolete music that the Company intends to liquidate over the next twelve months.

         The Company is currently negotiating to produce a number of new songs for 1998 in addition to selling additional music to a select group of customers which do not cause return problems and loss of profit.

         The Company's hardware business continues to grow with an emphasis on enhancing current products and adding three new models during 1998.

         Attached hereto marked Exhibit "A" & "B-1" respectively are the Debtor's current balance sheet and an Income and Expense Statement reflecting the Debtor's Chapter 11 operations using the accrual method. Attached hereto marked Exhibit B-2 is the summary page, together with Attachments 1, 2 and 3, of the Debtor's latest Debtor-In-Possession Report. The source of this financial information is the internal documents and records of the Company, which are unaudited. The financial information has been prepared in accordance with generally accepted accounting principles, using the accrual method and inventory based on FIFO.

                             (B) EXECUTORY CONTRACTS

         Article VI of the Plan entitled "Executory Contracts" indicates that all Executory Contracts and unexpired leases of the Debtor not expressly assumed prior to the Confirmation Date, or not

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at the Confirmation Date the subject of a pending application to assume, shall be deemed to be rejected. As to any Executory Contract to be assumed, the Debtor shall, pursuant to the provisions of Section 1123(a)(5)(G) of the Code, cure or demonstrate the ability to make cure payments with regard to such executory contract. The Debtor shall, in accordance with Section 365(f) of the Code demonstrate the ability to provide adequate assurance of future performance under each such executory contract. Payment of any claim arising in respect of an executory contract shall be in full satisfaction, release, discharge and cure of all defaults, including any other claim filed by such party as a result of existing defaults.

         Each person who is a party to an executory contract rejected shall be entitled to file a proof of claim for damages alleged to have arisen from the rejection of such executory contract, in accordance with the provisions of Rule 302(D) of the Local Rules of Bankruptcy Procedure for the Southern District of Florida. Objections to any such proof of claim shall be filed at later than seven days after such proof of claim is filed, and the Court shall determine such objection. Unsecured claims arising out of the rejection of executory contracts shall be Class 4 entitled to treatment afforded such class.

         At present, the only lease to be rejected is the lease of a photocopier from American Business Credit Corporation. The estimated rejection damages will not have a material impact on the Debtor's Plan. Pursuant to the Local Rules of the Bankruptcy Court, Proofs of Claim arising pursuant to 11 U.S.C. ss. 502(g) from the rejection of an executory contract or unexpired lease must be filed not later than thirty (30) days after the later of (1) the entry of the Order compelling or approving the rejection of the contract or lease, or (2) the effective date of the rejection of the contract or lease, if the order contains the notice mandated by Local Rule 606.

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                 (C) OBJECTIONS TO CLAIMS AND VOIDABLE TRANSFERS

         Pursuant to the Plan, Debtor may object to any scheduled claim or Proof of Claim filed against the Debtor. Such an objection shall preclude the consideration of any claims as "allowed" for the purposes of timely distribution in accordance with the Plan. The Claims Bar date expired on August 27, 1997. The Debtor will file Objections to certain Claims following approval of its Disclosure Statement.

         1.  OBJECTIONS TO CLAIMS

         The material Claims that the Debtor proposes to dispute, in whole or in part, are discussed below. These proposed objections are made without prejudice to the Debtor's right to raise additional objections to any claim.

         a. Marlin Sevy d/b/a Sales Network Associates filed Claim Number 51 for $9,750.62 for commissions earned. The Debtor will challenge such claim as being a priority wage claim because such commissions were earned outside the ninety
(90) day period and, therefore, should be treated as a general, unsecured claim.

         b. ASR Recording Service of California filed two Claims, Claim Number 74 in the amount of $649,285.45 and Claim Number 99 in the amount of $494,700.91. The Debtor intends to challenge one of the claims as being duplicative and determine the correct amount of the Claim.

         c. The Debtor listed Big State Distribution Corporation in its Schedules as having a disputed, unsecured claim for $212,442.55. Since such claimant was listed as disputed and did not file a Proof of Claim, the Debtor will seek the disallowance of the claim of Big State Distribution Corporation.

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         d. Copans (Phase I) Associates filed Claim Number 86 as a secured claim in the amount of $15,401.84 and as an unsecured claim in the amount of $29,992.50. The Debtor intends to challenge this claim as being calculated erroneously because such Claimant retained a $15,000.00 security deposit belonging to the Debtor, in order to compensate for certain rent owed. The
Debtor was current in its post-petition rental obligations prior to vacating such premises and the Debtor disputes the landlord's claim for rejection damages.

         e. Emily Music Corporation filed Claim Number 54 claiming a priority unsecured claim in the amount of $12 - $15,000.00. The Debtor challenges such claim in full. The Debtor owes Emily Music Corporation $.11 for a royalty.

         f. HAL Leonard Publishing filed Claim Number 56 claiming an unsecured amount of $81,425.60. The Debtor intends to challenge such claim as being computed erroneously; the Debtor's records reflect the debt owed to HAL Leonard Publishing is $49,303.60.

         g. The Debtor listed Handleman Company in its Schedules as having a disputed, unsecured claim for $8,850.05. Since such claimant was listed as disputed and did not file a Proof of Claim, the Debtor will seek the disallowance of the claim of Handleman Company.

         h. The Debtor listed J.C. Penney Company, Inc. in its Schedules as having a disputed, unsecured claim for $2,264.98. Since such claimant was listed as disputed and did not file a Proof of Claim, the Debtor will seek the disallowance of the claim of J.C. Penney Company, Inc.

         i. The Debtor listed J.W. Charles Securities, Inc. in its Schedules as having a disputed, unsecured claim for $6,000.00. Since such claimant was listed as disputed and did not file a Proof of Claim, the Debtor will seek the disallowance of the claim of J.W. Charles Securities, Inc.

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         j. Know Music filed Claim Number 97 in the amount of $100,000.00. The
Debtor intends to challenge such claim as being completely erroneous; the Debtor only owes Know Music $5.50 for royalties.

         k. Kokomo Music filed Claim Number 95 in the amount of $100,000.00. The Debtor intends to challenge such claim as being complete erroneous; the Debtor owes Kokomo Music $363.85 for royalties.

         l. The Debtor listed Lash Tamaron Distributors in its Schedules as having a disputed, unsecured claim for $21,847.81. Since such claimant was listed as disputed and did not file a Proof of Claim, the Debtor will seek the disallowance of the claim of Lash Tamaron Distributors.

         m. Magna International Corp. filed Claim Number 89 claiming a secured claim in the amount of $628,634.00. The Debtor does not dispute the amount of the claim, only that it should be an unsecured claim, not a secured claim.

         n. Montgomery & Larmoyeux filed Claim Number 79 in the amount of $75,011.50, which the Debtor intends to challenge as being improperly claimed against the Debtor's estate for which the Debtor has no liability.

         o. Orion filed Claim Number 108 as a priority claim in the amount of $14,974.21. The Debtor has no objection as to the amount, however, such claim should only be allowed as an unsecured amount.

         p. The Debtor listed Sony Music Publishing in its Schedules as having a disputed, unsecured claim for $32,028.70 and $1,814.01. Since such claimant was listed as disputed and did not file a Proof of Claim, the Debtor will seek the disallowance of the claims of Sony Music Publishing.

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         There will be no material effect on the Plan if the disputed claims are allowed or disallowed.

         (2)  PREFERENTIAL, FRAUDULENT OR OTHERWISE VOIDABLE TRANSFERS

         The Debtor has investigated, and continues to investigate, the existence of preferential, fraudulent or otherwise voidable transfers. Other than the pending preference action against Eugene Settler (discussed below), the Debtor believes that no other possible preferential, fraudulent or otherwise voidable transfer exists.

         There is currently pending in the Bankruptcy Court an adversary proceeding brought by the Debtor against Eugene B. Settler ("Settler") bearing Adversary Case No. 97-0439-BKC-RBR- A for the recovery of certain alleged preferential transfers. The action arises from certain payments that were made to Settler as a result of a judgment obtained against the Debtor for wrongful termination of Settler's employment. The Adversary Complaint filed on April 25, 1997 sought recovery of $60,377.66 in alleged preferential payments. During discovery, it was learned that $20,135.99 which was garnished by Settler was still being held by NationsBank, and the bank was ordered to turn such funds over to the Debtor. The Debtor then filed an amended adversary complaint for the recovery of $40,241.67. The parties mediated the dispute and, after several lengthy sessions in mediation, the parties reached a settlement, which was recently reduced to writing and is being circulated for execution by the parties thereto. The settlement resolves the adversary proceeding, certain alleged claims by Settler against the Debtor and others and provides for an exchange of releases amongst all parties. The settlement agreement also provides that (i) Settler's claim against the Debtor and stock and options in the Debtor will be assigned to a Colony Electronics Ltd., a Hong Kong corporation; (ii) the Debtor indemnifies

Settler against certain claims of creditors of the Debtor; and (iii) binds Settler to a covenant not to compete against the Debtor. The settlement agreement is subject to Court approval. For further details, a copy of the settlement agreement is available upon written request to Debtor's counsel.

                           (D) OFFICERS AND DIRECTORS

         The following individuals shall hold the position indicated as an officer and/or director of the Reorganized Debtor, at the compensation stated, subject to change by action of the Board of Directors. They are insiders.

         President, CEO and Director:     Edward Steele         $167,500.00
         Vice President and Director:     R. Edward Pearson     $ 75,000.00
         Secretary & Treasurer:           John Klecha           $ 75,000.00
         Director:                        Paul Wu               $   NONE

Business Background of Executive Officers and Directors

EDWARD STEELE. Mr. Steele joined the Company in 1988 and has served as the Company's Chief Executive Officer, Chief Financial Officer and as a director since September 1991. As of February 29, 1996, Mr. Steele also assumed the offices of President and Secretary of the Company. From October 1988 to September 1991, Mr. Steele was responsible for the development of the Company's electronic hardware products in the Far East and was the Company's sales director. Prior to joining the Company, Mr. Steele served in executive capacities at a number of companies in the toy and electronic fields, including as Managing Director in charge of worldwide sales of Concept 2000, a manufacturer of consumer electronics, from 1971 to 1978; as President of Wicely Corp., a distributor of electronic toys and consumer electronics, from 1978 to 1983; and as President of Justin Products Corp., an electronic toy manufacturer, from 1983 to 1988.

R. EDWARD PEARSON. Mr. Pearson joined the Company in 1995 and has served as the Company's Vice President since August, 1997. Mr. Pearson's duties at the Company include, among others, all facets of sales and marketing of the Company's products to mass merchant and catalog retailers in North America, Which include the development and implementation of sales plans, sales presentations to major electronic buyers, management of over thirty independent sales representatives throughout the country, development of karaoke programs for individual retailers, development of all sales support materials and after-sale implementation of sales and shipment programs. Prior to joining the Company, Mr. Pearson was employed by one of Japan's largest karaoke companies with annual revenues of approximately $750,000,000.00.

JOHN KLECHA. Mr. Klecha joined the Company in 1997 and is currently the Company's General Manager. He has served as the Company's Secretary and Treasurer since October, 1997. Mr. Klecha is in charge of all financial and administrative operations of the Company, including the Company's daily operations, shipping and inventory. Mr. Klecha manages the Company's staff and is in control of the Company's billing and order entry, accounts payable and accounts receivable. Prior to joining the Company, Mr. Klecha managed all financial and administrative functions for a toy design, manufacturing and distribution company encompassing 26 employees and sales revenues of $20 million. Mr. Klecha has been a Certified Public Accountant with more than twenty-five years of financial and management experience.

PAUL WU. Mr Wu has been a director of the Company since September 1991 and was the Chairman of the Board of Directors from September 1991 to February 1995. Mr. Wu is a private investor and has been engaged in the electronics business in the Far East and the United States. Since 1979, Mr. Wu has been the Chairman of the Board and a principal stockholder of FLX(HK) Ltd., a Hong Kong Corporation ("FLX"), which manufactures consumer electronics. Mr. Wu has also been the Chairman and a principal stockholder of The Singing Machine Co., Ltd., a Hong Kong corporation ("LTD"), since 1991, which is a trading company for consumer electronics. Mr. Wu is also a director of Gemco Pacific, Inc., a principal stockholder of the Company.

                   IV. CLAIMANTS AND IMPAIRED INTEREST HOLDERS

         Claimants and Interest Holders entitled to vote under the Plan must affirmatively act in order for the Plan to be confirmed by the Bankruptcy Court. According to the Debtor's Plan, Classes 4, 5 and 6 are "impaired" classes within the meaning of ss. 1124 of the Code.

         Class 4 consists of Administrative Convenience Claims (general unsecured claims equal to or less than $300.00) and will receive a cash payment of ten percent (10%) of the amount of their Allowed Claim on the Effective Date.

         Class 5 consists of the claims of general unsecured creditors and will be given the option of receiving a cash payment of ten percent (10%)2 of the amount of their Allowed Claim ("Option A") or one share of New Common Stock of the Reorganized Debtor for each Two Dollars ($2.00) of an Allowed Claim ("Option B").

         Class 6 consists of the equity interests of the holders of the Old Common Stock of the Debtor and will receive one share of New Common Stock in the Reorganized Debtor for each ten (10) shares of existing pre-petition stock (1 x 10 reverse split).

         Classes 4, 5 and 6, accordingly, must vote to accept the Plan in order for the Plan to be confirmed without a cram down. A Claimant who fails to vote to either accept or reject the Plan will not be included in the calculation regarding acceptance or rejection of the Plan. A claimant in Class 5 who fails to elect "Option A or B" on the ballot provided to the Claimant or fails to vote will be deemed to have elected "Option B".

         A ballot to be completed by the holders of Claims and/or Interests is included herewith. Instructions for completing and returning the ballots are set forth thereon and should be reviewed at length. The Plan will be confirmed by the Bankruptcy Court and made binding upon all Claimants and Interest holders if
(a) with respect to impaired Classes of Claimants, the Plan is accepted by holders of two-thirds (2/3) in amount and more than one-half (1/2) in number of Claims in each such class voting upon the Plan and (b) with respect to classes of Interest Holders, if the Plan is accepted by the holders of at least two-thirds (2/3) in amount of the allowed interests of such class held by holders of such interests. In the event the requisite acceptances are not obtained, the Bankruptcy Court may, nevertheless, confirm the Plan if it finds that the Plan accords fair and equitable treatment to any class rejecting it. Your attention is directed to

--------
(2)Payable five percent (5%) on the Effective Date and five percent (5%) six (6) months thereafter.

Section 1129 of the Code for details regarding the circumstances of such "cram down" provisions.

                V. ANALYSIS OF THE PLAN VS. LIQUIDATION ANALYSIS

         All payments as provided for in the Debtor's Plan shall be financed by Debtor's cash on hand and its continued business operations. The Plan provides that all priority claims will be paid in full at confirmation. The Plan further provides that (i) general unsecured claims equal to or less than $300.00 will be given a ten percent (10%) dividend payable on the Effective Date and (ii) all other unsecured claimants will be given a choice of receiving either (a) a ten percent (10%) dividend, payable five percent (5%) on the Effective Date and five percent (5%) six (6) months thereafter, or (b) one share of corporate common stock for each $2.00 of debt. The current shareholders of the corporation will receive a new stock certificate for ten percent (10%) of their current outstanding shares, that is, their shares will be diluted by ninety percent (90%).

         The Debtor has filed its monthly operating statements since the filing of its bankruptcy petition.

         Attached hereto marked Exhibit "C" is a table showing all of the claims of Debtor in each classification. On the right side of the amount of claim are certain parenthetical codes, which signify the following:

      "v" - The amount listed is representative of vacation time accrued as of the date of the filing of the Petition.

      "s"  - The amount listed is representative of severance pay due Claimant.

      "PU" - The Claimant has filed the proof of claim as both a priority and unsecured claim.

      "S" - The Claimant has filed the proof of claim as a secured claim, which differs from how the Debtor listed the claim on its Schedules.

      "P" - The Claimant has filed the proof of claim as a priority claim, which differs from how the Debtor listed the claim on its Schedules.

      "U" - The Claimant has filed the proof of claim as an unsecured claim, which differs from how the Debtor listed the claim on its Schedules.

      "d" -  The Claim was listed as disputed on the Debtor's Schedules.

      "S/U"- The Claimant has filed the proof of claim as a secured and as an unsecured claim.

      "X" - The Claimant filed the proof of claim but failed to select any category (i.e. secured, unsecured nonpriority or unsecured priority) for the claim.

         Attached hereto marked Exhibit "D" is a Liquidation Analysis of the Debtor.

         Attached hereto marked Composite Exhibit "E" is a projection of income and expenses for the Plan, which is prepared on a cash method, together with a detailed list of expenses of the Debtor for the first year of the Plan.

         Management believes that its Plan of Reorganization provides full value for all claims of creditors and is in the best interest of creditors.

         As with any Plan, an alternative would be a conversion of the Chapter 11 case to a Chapter 7 case and subsequent liquidation of the Debtor by a duly appointed or elected trustee.

         In the Event of a liquidation under Chapter 7, the following is likely to occur:

         (a) An additional tier of administrative expenses entitled to priority over general unsecured claims under ss. 507(a)(1) of the Code would be incurred. Such administrative expenses would include Trustee's commissions and fees to the Trustee's accountants, attorneys and other professionals likely to be retained by him for the purposes of liquidating the assets of the Debtor;

         (b) Substantially less than market value will be realized for the Debtor's accounts receivable, inventory, equipment, materials and supplies;

         (c) Further claims would be asserted against the Debtor with respect to such matters as income and other taxes associated with the sale of the assets, and the inability of the Debtor to fulfill outstanding, contractual commitments and other related claims.

         (d) A liquidation analysis containing a balance sheet is attached as Exhibit "C".

         Predicated upon the foregoing, it is management's opinion that the liquidation value of the Debtor would be insufficient to make meaningful payments to any class of creditors other than the secured creditors, leaving only a very small distribution for the claims of any other classes of creditors such as general unsecured creditors.

         The Court has previously set August 27, 1997 as a claims Bar date. All indebtedness scheduled by the Debtor as not disputed, contingent or unliquidated or any indebtedness set forth in a properly executed and filed Proof of Claim shall be deemed an Allowed Claim unless the same is objected to and the objection thereto is sustained by the Court.

                                VI. RISK FACTORS

         The Debtor believes that while the equity securities to be issued under the Plan have a high degree of risk, that risk compares favorably to liquidation of the Debtor's assets. The on-going operation of the business will generate the most funds for payment to creditors. The Debtor has not undertaken a valuation of the equity securities to be issued under the Plan.

         A.  MARKET FOR NEW COMMON STOCK

         The Company will apply for inclusion of the New Common Stock on the Nasdaq SmallCap Market System, or if the application is not accepted, will continue to trade on the OTC

Bulletin Board. However, there can be no assurance that the Company will be able to effect the listing of these securities or, if included, that an active trading market for the New Common Stock will develop or, if developed, that such market will continue. Accordingly, no assurance can be given that a holder of New Common Stock will be able to sell such securities in the future or as to the price at which such securities might trade. The liquidity of the market for such securities and the prices at which such securities trade will depend upon the number of holders thereof, the interest of securities dealers in maintaining a market in such securities, and other factors beyond the Company's control.

         B.  GENERAL BUSINESS RISKS

         The principal business risk of the Company after the Plan is confirmed is that the Company may not be able to achieve the financial results the Plan requires. Such a shortfall could result in the Company being unable to repay the amounts called for under the Plan.

         C.  DILUTION

         The issuance of a significant number of shares of New Common Stock in connection with the restructuring will result in significant dilution of the equity interests of the holders of Old Common Stock. Immediately following the consummation of the restructuring, the equity interest of the holders of Old Common Stock will be diluted to approximately 10% of the outstanding New Common Stock.

         D.  CONTINUING LEVERAGE; FUTURE REFINANCINGS

         The Company is now highly leveraged and, although completion of the restructuring will significantly reduce the Company's debt obligations, the Company will remain leveraged after consummation of the Plan. The Company had approximately $4,400,000.00 in indebtedness at

April 11, 1997. After giving effect to the Plan, the Company's estimated aggregate indebtedness would total approximately $1,100,000.00. The Company's leverage poses risks to holders of the Company's debt and equity securities. The Company's management believes that, following the consummation of the Plan, the Company will have sufficient cash flow from operations to pay interest on all of its outstanding debt as those payments become due. However, even if the restructuring is completed, the Company's ability to meet its debt service obligations will depend on a number of factors, including its ability to implement the reorganization plan.

         E.  NO DIVIDENDS

         The Company does not anticipate that it will be able to pay any dividends on the New Common Stock in the foreseeable future.

         F.  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         See Section VIII, "Certain Federal Income Tax Consequences of the Plan" for a summary of certain federal income tax aspects of the Plan.

                      VII. CERTAIN FACTORS TO BE CONSIDERED

         In determining whether or not to vote in favor of the Plan, each holder of a Claim should carefully consider the following factors, together with all of the other information contained in this Disclosure Statement.

         A.  ISSUANCE OF REORGANIZATION SECURITIES

         Section 1145 of the Bankruptcy Code exempts the original issuance of securities under a plan of reorganization from registration under the Securities Act of 1933, as amended (the "Securities Act") and state law. Under Section 1145, the issuance of the reorganization Securities is exempt from registration if three principal requirements are satisfied: (1) the securities must be issued by a Debtor, its successor, or an affiliate participating in a joint plan with the Debtor, under a plan of reorganization;
(2) the recipients of the securities must hold a claim against the Debtor or such affiliate, an Interest in the Debtor of such affiliate, or a claim for an administrative expense against the Debtor or such affiliate; and (3) the securities must be issued entirely in exchange for the recipient's claim against or Interest in the Debtor or such affiliate, or "principally" in such exchange and "partly" for cash or property. The Debtor believes that the issuance of the Reorganization Securities under the Plan will satisfy all three conditions because: (a) the issuance are expressly contemplated under the Plan; (b) the recipients are holders of "Claims" against or "Interests" in the Debtor; and (c) the recipients would obtain the Reorganization Securities in exchange for their pre-petition Claims and Interests.

         B.  SUBSEQUENT TRANSFERS OF REORGANIZATION SECURITIES

         The Reorganization Securities to be issued pursuant to the Plan may be freely transferred by most recipients following initial issuance under the Plan, and all resales and subsequent transactions in the Reorganized Securities are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

         (i) persons who purchase a claim against, an Interest in, or a claim for an administrative expense against the Debtor with a view to distributing any security received in exchange for such a claim or interest;

         (ii) persons who offer to sell securities offered under a plan for the holders of such securities;

         (iii) persons who offer to buy such securities for the holders of such securities, if the offer to buy is: (a) with a view to distributing such securities; or (b) made under a distribution agreement; and

         (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(11) of the Securities Act.

         Under Section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer.

         To the extent that persons who receive Reorganization Securities or other securities pursuant to the Plan are deemed to be "underwriters", resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be underwriters would, however, be permitted to sell such Reorganization Securities or other securities without registration pursuant to the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by "underwriters" if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.

         Whether or not any particular person would be deemed to be an "underwriter" with respect to any Reorganization Security or other security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular person receiving Reorganization Securities under the Plan would be "underwriter" with respect to any Reorganization Security to be issued pursuant to the Plan.

         Given the complex and subjective nature of the question of whether a particular holder may be an underwriter, the Debtors make no representation concerning the right of any person to trade in the Reorganization Securities. THE DEBTOR RECOMMENDS THAT POTENTIAL RECIPIENTS

OF REORGANIZATION SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH REORGANIZATION SECURITIES WITHOUT COMPLIANCE WITH THE SECURITIES ACT OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT").

         C. VALUATION OF EQUITY SECURITIES The Debtor has not undertaken a valuation of the equity securities to be issued under the Plan.

         D.  MARKET FOR EXISTING SECURITIES

         On November 17, 1995 the Company was informed by The Nasdaq Stock Market, Inc., that the common stock of the Company did not meet the minimum bid price of $1.00 per share, and that the Company's net tangible assets did not meet the minimum requirement of $4,000,000. On January 25, 1996, pursuant to a January 19, 1996 hearing before a Nasdaq Hearing Panel, the Nasdaq Listings Qualifications Committee ("Committee"), denied the Company's request for an exception to the minimum bid price requirement. In addition, the Committee indicated that the Company did not meet the minimum quantitative criteria for inclusion on the Nasdaq SmallCap Market. Accordingly, effective January 26, 1996, the Company's securities were delisted from the Nasdaq Stock Market. However, the Company's securities were immediately eligible to trade on the OTC Bulletin Board.

         The Common Stock is currently traded on the OTC Bulletin Board under the symbol "SING". The following table sets forth, for the fiscal periods indicated, the high and low bid prices for the Common Stock on the OTC Bulletin Board. The Company's fiscal year runs from April 1 to March 31 (e.g., Fiscal 1997 runs from April 1, 1996 to March 31, 1997). The Company's Common Stock commenced trading on November 10, 1994. Prior thereto, there was no public market for the Company's Common Stock.

                                                            FISCAL 1998

                                                           HIGH     LOW
                                                          ------   ------

First Quarter............................................ $0.078   $0.078
Second Quarter........................................... $0.078    0.031
Third Quarter (to 11/5/97)............................... $0.031    0.031

                                                            FISCAL 1997

                                                           HIGH      LOW
                                                          ------   ------

First Quarter............................................ $0.25    $0.10
Second Quarter........................................... $0.10     0.10
Third Quarter............................................ $0.10     0.078
Fourth Quarter .......................................... $0.10     0.078


                                                            FISCAL 1996

                                                          HIGH       LOW
                                                          ------   ------

Fourth Quarter .......................................... $0.78     0.25

(1) Stock quoted on OTC as of January 26, 1996.

         As of December 15, 1997, the last reported bid price of the Common Stock on the OTC Bulletin Board was $0.05 per share. The number of record holders of the Common Stock at December 15, 1997 was 157, although the Company believes that the number of beneficial owners of such Common Stock is much greater.

         As a result of being delisted from the Nasdaq National Market, stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.

         The Company has never declared or paid cash dividends on its capital stock and the Company's Board of Directors intends to continue this policy for the foreseeable future. Earnings, if any, will be used to finance the development and expansion of the Company's business. Future dividend policy will depend upon the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors and will be subject to limitations imposed under Delaware law and the agreement with the representatives of the underwriters for the Company's initial public offering (the "Representatives").

         E.   DELINQUENCY IN FILING PERIODIC PUBLIC REPORT

         The Debtor is delinquent in filing the Company's periodic quarterly reports for 1997. However, the Debtor filed with the SEC Form 12b-25 on July 24, 1997, requesting an extension of time to file to enable the Debtor to motion the Bankruptcy Court for an order approving the appointment of accountants to audit the Company's books and prepare the necessary financial information to file the delinquent quarterly reports (10-Q's) and the year end 1997 annual report (10-K). The Debtor anticipates that all delinquent periodic reports will be filed prior to the confirmation hearing.

         F.  CLARIFICATION OF THE STOCK DISTRIBUTION TO UNSECURED CREDITORS

         The new, Reorganized Debtor will exchange all of the existing common stock into New Common Stock. The Plan provides that all existing pre-petition shareholders will receive one (1) share of New Common Stock in the Reorganized Debtor for each ten (10) shares of existing prepetition stock (1 x 10 reverse split).

         The New Common Stock will be issued as needed to those unsecured claimants which elect to convert their unsecured claim to equity in the newly Reorganized Debtor, each two dollars ($2.00) of unsecured debt being converted to one (1) share of New Common Stock in the newly reorganized debtor. Stock exchanged from pre-petition Interest Holders and not reissued to unsecured creditors will remain as treasury stock. The percentage ownership of the Reorganized Company by existing Interest Holders will depend upon the number of unsecured creditors that elect to convert their debt to equity in the newly reorganized Debtor. It should be noted that the Harry Fox Agency whose unsecured claim is approximately $820,000 has agreed to convert its debt to equity ($820,000 / 2 = 410,000 shares of New Common Stock in the newly Reorganized Debtor).

         G.  INSIDER TRANSACTIONS

         The Debtor has an outstanding unsecured loan to Edward Steele, President, CEO and Director, in the amount of $32,021.30. The loan is to be repaid on a structured interest only basis, payable quarterly at the rate of 8% for a term of 12 months at which time all outstanding principal and interest is due and payable. The loan is current and becomes due on March 31, 1998.

         H.  INSIDER AND AFFILIATE CLAIMS

         Edward Steele, the President and Chairman of the Board of the Directors is an insider of the Debtor as that terms is defined in the Code, and holds a priority wage claim in the amount of $3,546.85 against the Company for vacation time accrued as of the Filing Date. Mikiyo Steele, the daughter-in-law of Edward Steele, is an insider of the Debtor and holds a priority wage claim in the amount of $238.18 for vacation time accrued as of the Filing Date. The claims of Edward Steele and Mikiyo Steele are included in Class 1 - Wage Claims, and will be paid in accordance with the provisions of Section 507 of the Code on the Effective Date.

         I.  ESTIMATED ADMINISTRATIVE EXPENSES

         The Administrative Expenses of the Debtor for the entire reorganization process are estimated to be approximately $150,000.00. Such expenses are subject to Court approval. The breakdown of such administrative expenses, include professional fees for the following:

         A.  David A. Carter, Esq., Special counsel to Debtor
         B.  Furr and Cohen, P.A., Debtor's counsel
         C.  Arthur Kushner, C.P.A.
         D.  Samuel Heller, Mediator
         E.  Samuel F. May, Jr., C.P.A.
         G.  Proskauer, Rose, LLP, Special Counsel to Debtor
         F.  Barry S. Shapiro, C.P.A. of Millward & Company

         J.  LEGAL PROCEEDINGS

         Other than the Adversary proceeding described above, the Debtor is not a party to any material legal proceeding, and does not contemplate instituting any legal proceeding. The Debtor is unaware of any legal proceeding threatened against the Debtor.

                       VIII. TAX CONSEQUENCES OF THE PLAN

         A.  INTRODUCTION

         The consummation of the Plan will have significant federal income tax consequences for the Reorganized Debtor, and for other persons, including Creditors and equity holders. The discussion below summarizes certain of those consequences. This discussion is for general information only and is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), the Treasury regulations thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change at any time by legislative, judicial, or administrative action. Any such change may be retroactively applied in a manner that could adversely affect the Reorganized Debtor, and such other persons. The tax consequences of certain aspects of the Plan are uncertain due to the lack of applicable legal authority and may be subject to administrative or judicial interpretations that differ from the discussion below. This discussion does not address the potential impact of various federal income tax consequences that may be relevant to certain types of taxpayers subject to special treatment under the federal income tax laws (such as tax-exempt organizations, life insurance companies, and taxpayers who are not United States domestic corporations or citizens or residents of the United States), nor does it discuss any aspect of state, local, foreign or other tax laws that may be applicable to particular taxpayers. Furthermore, due to the complexity of the Plan, the lack of applicable legal precedent, the possibility of changes in the law, and the application of certain legal interpretations to underlying factual patterns and other matters not discussed below, the federal income tax consequences described herein are subject to significant uncertainties. No ruling has been sought or obtained from the Internal Revenue Service (the "IRS") with respect to any of the tax aspects of the Plan, and no opinion of counsel has been requested or obtained by the Debtors with respect to any such aspects.

         CREDITORS, SHAREHOLDERS, PARTNERS, AND ANY OTHER EQUITY HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL AS TO THE TAX CONSEQUENCES TO EACH OF THEM INDIVIDUALLY OF THE CONSIDERATION OF THE PLAN UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

         B.  TAX CONSEQUENCES TO CREDITORS
         1.  GENERAL

         The tax consequences of the implementation of the Plan to a Creditor will depend in part on whether that Creditor's present Claim constitutes a "security" for federal income tax purposes. Generally, claims arising out of the extension of trade credit have not been held to be securities, while corporate debt obligations evidenced by written instruments with maturities, when issued, of ten years or more, have generally been held to be securities. While it is not clear whether mortgage notes are securities for tax purposes, the Debtor believes that mortgage notes may so qualify.

         As discussed in greater detail below, a creditor which exchanges claims that are not securities, or that exchanges securities for property other than Reorganization Securities, may recognize income or loss on the exchange. For example, the modification of a mortgage may constitute a realization event, which depending on various facts and circumstances, may require recognition.

         In addition, to the extent consideration received by a creditor is attributable to accrued interest and depending on the amount a particular creditor may be required to recognize, some or all of such amount may be treated as ordinary income or loss regardless of whether its existing claims are capital assets. The Treasury Department has not issued regulations to determine the amount of stock, securities, or other property received by the creditor that will be attributable to accrued interest. In this regard, the Reorganized Debtor may be required to issue information returns reporting the value of properties distributed to creditors and the portion thereof deemed attributable to accrued and unpaid interest. ACCORDINGLY, CREDITORS ARE URGED TO CONSULT THEIR

OWN TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT OF THEM OF ANY CONSIDERATION RECEIVED BY THEM THAT IS ATTRIBUTABLE TO ACCRUED INTEREST OR THAT MAY BE SO ATTRIBUTABLE.

         In the case of any gain or loss that a creditor may recognize, other than in respect of accrued interest, the character of such gain or loss as a capital gain or loss, or ordinary income or loss, will be determined by a number of factors, including but not limited to the tax status of the creditor, the nature of the transaction from which the debt was derived, the nature of the debt in the hands of the creditors, and whether and to what extent the creditor has previously claimed a bad debt deduction.

         2.  CONSEQUENCES TO CREDITORS RECEIVING ONLY CASH.

         A creditor which receives only cash in satisfaction of its claims will recognize ordinary interest income to the extent that the amount received is allocable to claims for interest that were not previously includible in its income, or will recognize a loss (generally deductible in full against ordinary income) to the extent any such accrued interest was previously included in its income and is not paid in full.

         In addition, such creditors will recognize income or loss on the exchange equal to the difference between (1) the creditor's basis in its claim (other than any claim in respect of accrued interest) and (2) the balance of the amount of cash received after any allocation to accrued interest.

         3. CONSEQUENCES TO CREDITORS RECEIVING REORGANIZATION SECURITIES WHOSE CLAIMS CONSTITUTE SECURITIES

         The issuance of Reorganization Securities solely in exchange for existing claims against the Debtor, that are "securities" should be treated as having been issued in a tax-free "reorganization" of the Reorganized Debtor and, accordingly, should not result in income or loss recognition except with respect to claims for accrued interest. Such creditors will, in general, recognize ordinary income on the receipt of Reorganization Securities or cash or other property to the extent allocable to claims for accrued interest not previously included in income, or will recognize a loss (generally deductible in full against ordinary income) to the extent that the Reorganization Securities or cash or other property is allocable to accrued interest previously included in income and does not satisfy in full such claims for accrued interest.

         Further, such creditors may recognize income (but not loss) as a result of the receipt of cash and property; (other than any cash and property allocable to accrued interest) in addition to Reorganization Securities pursuant to the Plan. The amount of such gain, if any, will equal the lesser of (1) the excess, if any, of the sum of the fair market value of such property and of the Reorganization Securities received (other than such property or stock allocable to accrued interest) over the basis of the creditor in its existing claims (other than any claims in respect of accrued interest) or (2) the amount of such property received.

         The aggregate tax basis of a creditor in any Reorganization Securities received pursuant to the Plan will be equal to its tax basis in existing claims (other than any claims in respect of accrued interest), decreased by the fair market value of property (other than Reorganization Securities and any value allocable to accrued interest) received in satisfaction of its existing claims and increased by the amount of gain, if any, recognized on the exchange (but not decreased by the amount of any loss realized the exchange).

         4. CONSEQUENCES TO CREDITORS RECEIVING STOCK WHOSE CLAIMS DO NOT CONSTITUTE SECURITIES.

         A creditor whose existing claims do not constitute some on the receipt of property to the extent allocable to claims for accrued interest not previously included in income and which does not satisfy such claims for accrued interest in full. If the creditor has previously claimed a bad debt deduction for the indebtedness, the creditor may realize ordinary income from the recovery of a previously deducted bad debt to the extent the cash and the value of the property (including Reorganization Securities) received exceeds the basis of the debt remaining after the bad debt deduction. Further, any such creditors will also recognize income or loss on the exchange of its existing claims (other than claims for accrued interest) for cash and property equal to the difference between (1) the amount realized in respect of such claims and (2) the creditor's tax basis in such claims (computed by taking into account any bad debt deduction or recovery).

         5.  DISPOSITION OF REORGANIZATION SECURITIES.

         The aggregate basis in the Reorganization Securities received by a creditor whose existing claims are not securities will equal the fair market value of such Reorganization Securities on the effective date. Should the creditor subsequently recognize any gain on the sale or exchange of securities received pursuant to the Plan, the gain recognized by such creditor on such sale or exchange will be treated as ordinary income to the extent of the aggregate amount allowed to such creditor as bad debt deductions with respect to such claims. In the case of a cash basis creditor, the amount so treated as ordinary income may include any amount which was not included in such creditor's income on the exchange but which would have been so included in the claim had been satisfied in full. Any additional gain may be treated as capital gain.

         C.  TAX CONSEQUENCES TO THE DEBTORS.

         1.  DEBTOR'S EXISTING TAX ATTRIBUTES

         Based upon tax returns as filed, the consolidated group including the Debtor has net operating loss ("NOL") carryovers that, subject to the limitations discussed below, may be available to offset future taxable income or future tax liabilities of the Reorganized Debtor in its federal income tax return. The amount of the consolidated NOL carryover of the consolidated group including the Debtor is estimated to be in excess of $9,700,000.00 dollars as of April 11, 1997. However, this amount is not binding on the IRS and may be subject to adjustments (which may be substantial in magnitude) as a result of potential IRS audits of prior tax returns, which audits may not take place for several years. Moreover, as discussed below, the NOL carryovers of the Debtors will likely be substantially reduced, or their use limited, as a result of the Debtors' operations and transactions during 1998 and 1999, including but not limited to the discharge of indebtedness of the Debtor and the issuance of Reorganization Securities under the Plan. Further, the existence of consolidated net operating loss carryforwards is dependent upon the continued ability of the group to file consolidated income tax returns through the current year and beyond. An adverse determination regarding the issue would likely substantially increase the past and/or future income tax liabilities of the Debtors.

         IX. POST-CONFIRMATION REORGANIZED DEBTOR'S STRUCTURE

         A.  EQUITY STRUCTURE

         Upon the Effective Date, the Debtor shall continue to operate. The total number of outstanding shares of stock currently in existence is 2,811,582. The Debtor is unable to determine the total number of outstanding shares of common stock which will exist if and when the Debtor's Plan is confirmed because Class 5 (the general unsecured claims of creditors) are given a choice of a cash payment or common stock. The Debtor cannot predict how many Class 5 claimants will elect a cash payment and how many will elect stock.

         B.  BOARD OF DIRECTORS

         Upon the Effective Date, the Debtor's Board of Directors shall remain unchanged.

         C.  OFFICERS

         Upon the Effective Date, the Debtor's officers shall remain unchanged.

         D.  RETENTION OF ASSETS AND OPERATIONS

         Upon the Effective Date, the Debtor shall retain all of its assets and continue to operate its business. Upon the Effective Date, the Debtor shall be free to operate and to perform any and all acts authorized by its Articles of Incorporation without further Order from the Court, except for the stock dividend to Unsecured Creditors and the dilution of existing Interest Holders.

         E.  ISSUANCE OF NONVOTING EQUITY SECURITIES

         In accordance with Section 1123(a)(6) of the Code, the Reorganized Debtor's corporate charter will be amended to include a provision prohibiting the issuance of nonvoting equity securities.

                          X. CONFIRMATION BY CRAM DOWN

         Debtor reserves the right, in the event that impaired classes reject the Plan, to seek confirmation of the Plan if the Bankruptcy Court finds that the Plan does not discriminate unfairly and is fair and equitable with respect to each dissenting class.

         The Plan is deemed fair and equitable if it provides (i) that each holder of a Secured Claim retains its lien and receives deferred cash payments totalling at least the allowed amount of its claim, of a value, as of the effective date of the Plan, of at least the value of its secured interest in the property subject to his lien, and (ii) that each holder of an unsecured claim receives property of a value equal to the allowed amount of its claim, or no holder of a junior claim receives or retains any property.

                          XI. MISCELLANEOUS PROVISIONS

         A. Notwithstanding any other provisions of the Plan, any claim which is scheduled as disputed, contingent, or unliquidated or which is objected to in whole or in part on or before the date for distribution on account of such claim shall not be paid in accordance with the provisions of the Plan until such claim has become an Allowed Claim by a final Order. If allowed, the claim shall be paid on the same terms as if there had been no dispute.

         B. At any time before the Confirmation Date, the Debtor may modify the Plan, but may not modify the Plan so that the Plan, as modified, fails to meet the requirements of ss. 1122 and ss.1123 of the Code. After the Debtor files a modification with the Bankruptcy Court, the Plan, as modified, shall become the Amended Plan.

         C. At any time after the Confirmation Date, and before Substantial Consummation of the Plan, the Debtor may modify the Plan with permission of the Court so that the Plan, as modified, meets the requirements of ss.ss. 1122 and 1123 of the Code. The Plan, as modified under this paragraph, shall become the Amended Plan.

         D. After the Confirmation Date, the Debtor may, with approval of the Bankruptcy Court, and so long as it does not materially and adversely affect the interest of Creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Order of Confirmation, in such manner as may be necessary to carry out the purposes and effect of the Plan.

                                 XII. CONCLUSION

         Under the Debtor's Plan, all creditors and Interest Holders of Debtor will participate in some manner in the distribution to be made thereunder. Debtor believes that the distributions contemplated in its Plan are fair and afford all Claimants and Interest Holders equitable treatment.

ACCORDINGLY, DEBTOR RECOMMENDS THAT ALL CLAIMANTS AND INTEREST HOLDERS VOTE TO ACCEPT THE PLAN.

         DATED:  December 17, 1997.

                                        The Singing Machine Company, Inc.



                                         By: /s/ JOHN KLECHA
                                              -------------------------
                                             John Klecha, Sec./Treas.

         I HEREBY CERTIFY that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this Court set forth in Local Rule 910(A).

                                       FURR AND COHEN, P.A.
                                       Attorney for Debtor
                                       1499 W. Palmetto Park Road
                                       Suite 412
                                       Boca Raton, FL 33486
                                       561-395-0500


                                       By /s/ LISA J. CHAIKLIN AFLALO
                                          ---------------------------
                                          LISA J. CHAIKLIN AFLALO, ESQ.
                                          Florida Bar No. 0873179


The Singing Machine Company, Inc.
Operating Statement
October 31, 1997

                                           MONTH OF OCTOBER                                    YEAR TO DATE
                            ---------------------------------------------     -----------------------------------------------
                              ACTUAL             PLAN            VARIANCE        ACTUAL            PLAN             VARIANCE
                            ---------         ---------          --------     ---------         ---------           --------
Sales - Hardware              364,105           279,645            84,460       940,094           862,012             70,082
Sales - Software              215,952           337,270          (121,318)      472,551           680,102           (207,551)
Sales - FOB HK              1,649,535         1,406,400           243,135     3,079,757         3,462,896           (383,139)
       Total                2,229,592         2,023,315           206,277     4,492,402         5,005,010           (512,608)

Cost of Sales - Hardware      292,377           227,072            65,305       831,016           682,714            148,302
Cost of Sales - Software       43,000           205,060          (162,060)      123,886           413,020           (289,134)
Cost of Sales - FOB HK      1,408,929         1,180,629           228,300     2,640,454         2,939,606           (299,152)
       Total                1,744,306         1,612,761           131,545     3,595,356         4,035,340           (439,984)

Gross Profit - Hardware        71,728 19.7%      52,573 18.8%      19,155       109,078 11.6%     179,298 20.8%      (70,220)
Gross Profit - Software       172,952 80.1%     132,210 39.2%      40,742       348,665 73.8%     267,082 39.3%       81,503
Gross Profit - FOB HK         240,606 14.6%     225,771 16.1%      14,835       439,303 14.3%     523,290 15.1%      (83,987)
      Total                   405,286 21.8%     410,554 20.3%      74,732       897,046 20.0%     969,670 19.4%      (72,624)

Operating Expenses
US Office Expenses            103,488           112,516            (9,028)      737,733           791,813            (54,080)
Commissions                    16,831            21,076            (4,245)       42,240            64,421            (22,181)
Royalties                      34,455            42,158            (7,703)       66,901           138,948            (72,047)
HK Office Expenses             22,342             4,000            18,342        37,207            16,000             21,207
HK Depreciation                 8,803             8,803                 0        61,621            61,621                  0
US Depreciation & Amort         4,175             7,500            (3,325)       29,225            52,500            (23,275)
       Total                  177,116           179,750            (2,634)      884,081         1,011,162           (127,101)

Net Profit B/F Taxes          308,170           230,804            77,366        12,965           (41,512)            54,477



                                 EXHIBIT "A"



The Singing Machine Company
US Operating Expense Comparison
October 1997


                                 MONTH OF OCTOBER               YEAR TO DATE
                              ------------------------   ---------------------------
                              ACTUAL   PLAN   VARIANCE    ACTUAL    PLAN    VARIANCE
                              ------   -----  --------   -------   ------   --------
Salaries                      42802    40748    2054      278509   277946      563
Salaries Chg Back-Repair      -1712    -1712       0      -11990   -11990        0
P/R Taxes                      2483     2100     383       16573    17938    -1365
Insurance-Health                921     1983   -1062        9858    13913    -4055
Temp Help-Warehouse            9231     2400    6831       43412    36413     6999
Rent                           6559     6568      -9       77976    80173    -2197
Utilities                       723      450     273        3034     3596     -562
Rent-Showroom                   350      350       0        2450     2450        0
Freight & Delivery              894     5000   -4106        7139    16141    -9002
Advertising Allowances            0        0       0       43544        0    43544
Travel                         2149     8350   -6201       14083    27388   -13305
Entertainment                   172        0     172         641        0      641
Product Development             495     1000    -505       11369     7000     4369
Warehouse Sup/Packaging Mat'l  4798     2500    2298       19447    19399       48
Repairs & Maintenance          1138     1000     138       13142     7000     6142
Warranty Expense               6258     2000    4258       39472    30832     8640
Outside Computer Services       783      500     283       13709     9815     3894
Moving Expenses                   0        0       0       13024     7720     5304
Equipment Rental               1343      640     703        5256     5093      163
Office Supplies                1197     2000    -803        7441     7312      129
Printing Supplies              1261        0    1261        2383        0     2383
Computer Supplies               103      100       3         344      700     -356
Telephone & Fax                1594     2200    -606       11803    14134    -2331
Postage                           0      500    -500        3318     3906     -588
Courier Expenses               1660      100    1560        2423      700     1723
Bad Debts Expense                 0        0       0       43377        0    43377
Interest & Bank charges          68      100     -32        6240      700     5540
Legal Fees                        0     4000   -4000           0    71998   -71998
Accounting Fees                   0     8000   -8000       17813    33813   -16000
Stock Transfer Fees             579      600     -21        3468     4082     -614
Insurance-General              4612     8039   -3427       32284    24938     7346
Factor Costs                  10513    10000       0       56445    60000    -3555
State & Local Taxes            2611        0    2611        3095        0     3095
Misc                             55     3000   -2945        4239    18703   -14464

Royalty Income-Domestic          -26       0     -26       -4469        0    -4469
Interest Income                 -126       0    -126       -1251        0    -1251
Other Income                      0        0       0       -9928        0    -9928
Debt Extinguishment               0        0       0      -41940        0   -41940
                                ---   ------   -----      ------   ------   ------
Total                        103488   112516   -9028      737733   791813   -54080


                                 EXHIBIT "B-1"

    The Singing Machine Company, Inc.
    Consolidated Balance Sheet
    October 31, 1997

ASSETS
Cash                                   53,626
Accounts Receivable-Net               645,633
Receivables-Related Parties            32,021
Other Receivables                       6,707
Inventories-Net                       957,422
Prepaid Expenses                       28,880
Fixed Assets                           98,313
Intangible Assets                     14O,762
                                   ----------
   TOTAL ASSETS                     1,963,364
                                   ==========
LIABILITIES
Accounts Payable                    5,229,588
Loans Payable                         607,080
                                   ----------
   TOTAL LIABILITIES                5,836,668
                                   ==========

SHAREHOLDER'S EQUITY
Common Stock                           28,838
Additional Paid in Capital          5,844,449
Retained Earnings(Net Deficit)     (9,759,554)
Earnings for the Period                12,965
                                   ----------
   TOTAL S/H EQUITY                (3,873,304)
                                   ==========
TOTAL LIAB. & S/H EQUITY            1,963,364
                                   ==========

"Pre-Petition Debt - 4,418,744

                                 EXHIBIT "B-1"

The Singing Machine Company, Inc.
Projected Balance Sheet after Reorganization
As of December 4, 1997

ASSETS
Cash                                          17,000
Accounts Receivable-Net                    1,040,000
Receivables-Related Parties                   32,021
Other Receivables                              6,707
Inventories-Net                              412,000
Prepaid Expenses                              54,200
Fixed Assets                                  96,512
Intangible Assets                            128,422
                                          ----------
   TOTAL ASSETS                            1,786,862
                                          ==========
LIABILITIES
Accounts Payable                           1,063,795
                                          ----------
                                           1,063,795
                                          ==========
   TOTAL LIABILITIES

SHAREHOLDER'S EQUITY
Common Stock                                  28,836
Additional Paid in Capital                 5,844,449
Retained Earnings(Net Deficit)            (5,440,818)
Earnings for the Period                      29O,600
                                          ----------
    TOTAL S/H EQUITY                         723,067
                                          ==========
TOTAL LIAB. &  S/H EQUITY                  1,786,862
                                          ==========

*Assumtion is that 50% of creditors who filed claims will elect to take the cash option of the reorganization plan and the balance the stock option

                                  EXHIBIT "B-1"

                     MONTHLY FINANCIAL REPORT FOR BUSINESS


For the Period Beginning October 1, 1997 and Ending October 31, 1997

Name of Debtor: The Singing Machine Company, Inc. Case Number:97-22199-BKC-RBR Date of Petition: April 11, 1997


                                              CURRENT       CUMULATIVE
                                               MONTH    PETITION TO DATE
                                             ---------  ----------------
1. CASH AT BEGINNING OF PERIOD               13,791.41
2. RECEIPTS:
   A. Cash sales                                    NA              NA
      Less: Cash Refunds                            NA              NA
      Net Cash Sales                                NA              NA
   B. Collection on Postpetition            161,348.85      855,096.75
   C. Collection on Prepetition                   0.00            0.00
   D. Other Receipts (Attach List)           15,329.45       25,072.72
3. TOTAL RECEIPTS                           176,578.30      880,124.58
4. TOTAL CASH AVAILABLE FOR
   OPERATIONS (Line 1 + Line 3)             190,469.71

5. DISBURSEMENTS
   A. U.S. Trustee Quarterly Fees             3,750.00        5,250.00
   B. Net Payroll                            35,164.00      232,455.57
   C. Payroll Taxes Paid                     10,020.57       63,296.23
   D. Sales and Use Taxes                         0.00            0.00
   E. Other Taxes                             3,898.46        4,343.46
   F. Rent                                    6,558.56       67,539.92
   G. Other Leases                              370.44        1,111.32
   H. Telephone                               1,554.29       11,802.57
   I. Utilities                               1,288.55        4,433.75
   J. Travel & Entertainment                  2,084.48       13,290.52
   K. Vehicle Expenses                            0.00          323,22
   L. Office Supplies                         1,133.50        5,524.52
   M. Advertising                                 0.00            0.00
   N. Insurance                               4,505.26       53,151.82
   O. Purchases of Fixed Assets                   0.00            0.00
   P. Purchases of Inventory                 50,419.98      151,415.52
   Q. Manufacturing Supplies                  4,598.91       30,917.33
   R. Repairs & Maintenance                   1,310.32       10,129.34
   S. Payments to Secured Creditors               0.00            0.00
   T. Other Operating Expenses               47,519.13      203,650.53
      (Attach List)                                               0.00
6. TOTAL CASH DISBURSEMENTS                 174,471.45      858,751.31
7. ENDING CASH BALANCE                       15,998.25
   (LINE 4 LINE 5)

I declare under penalty of perjury that this statement and the accompanying documents and reports are true and correct to the best of my knowledge and belief. This 20th of October, 1997 /s/ Edward Steele
                                   -----------------------

                                 EXHIBIT "B-2"

                            Other Operating Expenses

For the Period beginning October 1, 1997 and Ending October 31, 1997

Name of Debtor: The Singing Machine, Co., Inc.    Case Number: 97-22199-BKC-RBR

Royalties                         15,418.48
Contract Labor                     6,364.69
Outside Computer Services          6,040.84
Security Deposits                  5,000.00
Freight                            3,843.14
Sales Commissions                  2,592.74
Machine Repair                     2,306.00
Courier Expenses                   1,554.25
Legal Fees                         1,075.00
Printing Supplies                    943.40
Showroom Rental                      700.00
Stock Transfer Fees                  578.91
Customs & Duties                     400.00
S.U.I                                361.57
Equipment Rental                     261.83
Computer Supplies                    102.75
Bank Charges                          75.53
Miscellaneous Expenses                55.00

    Total                         47,619.13


                                  EXHIBIT "B-2"

                                  ATTACHMENT 1


              MONTHLY ACCOUNTS RECEIVABLE AGING AND RECONCILIATION

Name of Debtor: The Singing Machine Company, Inc.      Case Number: 97-22199-BKC-RBR


Reporting Period Beginning October 1,1997 and Ending October 31, 1997.


ACCOUNTS RECEIVABLE AT PETITION DATE        370,797.67 Less Factor's Interest (226,275.88)

ACCOUNTS RECEIVABLE RECONCILIATION (Include all accounts receivable, pre-petition and post-petition, including charge card sales which have not been received):

    Beginning of Month Balance                    263,468.72
    PLUS: Current Month New Billings              543,513.44
    LESS: Collection During the Month            (161,348.85)
    End of Month Balance                          645,633,31
                                                 ===========


AGING: (Show the total amount for each age group of accounts incurred since filing the petition)

    O-30 DAYS     31-60 DAYS    61-9O DAYS     OVER 90          TOTAL
                                                DAYS
    ----------    ----------    ----------   ------------    -----------

    528,505.91    280,580.98    59,957.19    (223,410.77)    645,633.31
    ==========    ==========    =========    ===========     ==========


                                  EXHIBIT "B-2"

                                  ATTACHMENT 2

              MONTHLY ACCOUNTS PAYABLE AND SECURED PAYMENTS REPORT

Name of Debtor: The Singing Machine Company, Inc. Case Number: 97-22199-BKC-RBR

Reporting Period Beginning October 1, 1997 and Ending October 31, 1997

In the space below list all invoices or bills incurred and not paid since the filing of the petition. Do not include amounts owed prior to filing the petition.


            DAYS
         OUTSTANDING          VENDOR                            DESCRIPTIONS                 AMOUNT
         -----------    ------------------------            --------------------           ---------
10/15/97       16       Age to Age Music                    Music Royalty                       5.17
09/30/97       31       ASR Recording Services              Purchases of Software           1,280.00
10/21/97       10       ASR Recording Services              Purchases of Software          14,921.51
10/14/97       17       The End of August Music             Music Royalty                       0.86
10/15/97       16       EMI Christain music obo Bases       Music Royalty                       0.96
10/15/97       16       Bash Music                          Music Royalty                     113.44
10/01/97       30       Been Jammin Music                   Music Royalty                     100.14
10/15/97       16       Been Jammin Music                   Music Royalty                      13.08
08/01/97       91       Begonia Melodies                    Music Royalty                       5.26
10/14/97       17       Begonia Melodies                    Music Royalty                      11.26
10/15/97       16       Benefit Music                       Music Royalty                       0.14
10/15/97       16       Bocephus Music                      Music Royalty                       1.05
10/15/97       16       Brockman Music                      Music Royalty                      88.91
10/15/97       16       Bug & Bear Music                    Music Royalty                       4.48
10/15/97       16       Buzzard Rock Music                  Music Royalty                      27.45
10/15/97       16       C'est music                         Music Royalty                      12.29
10/15/97       16       C'est Music obo Maya Music          Music Royalty                       2.45
08/01/97       91       Carol Bayer Sager Music             Music Royalty                      44.79
10/15/97       16       Carol Bayer Sager Music             Music Royalty                       7.67
10/15/97       16       Cass County Music                   Music Royalty                      15.73
08/01/97       91       Chiplin Music                       Music Royalty                       5.35
08/01/97       91       Chrysalis Music                     Music Royalty                      73.18
10/15/97       16       Chrysalis Music                     Music Royalty                       8.83
10/15/97       16       Coral Reefer Music                  Music Royalty                      20.92
10/15/97       16       Corey Rock Music                    Music Royalty                      98.14
10/15/97       16       Country Road Music                  Music Royalty                      10.42
10/14/97       16       DA Music c/o Kent & Beatty          Music Royalty                       1.74
10/15/97       16       Dabbyloo Music                      Music Royalty                       0.63
10/27/97        4       Dadan Packaging                     Music Royalty                     133.00
10/15/97       16       Diamond Struck Music                Music Royalty                       0.34
10/15/97       16       Diana Music                         Music Royalty                       1.62
10/15/97       16       Donald Jay Music                    Music Royalty                       3.49
10/15/97       16       Donna Summer dba Sweet Summer       Music Royalty                       2.74
10/15/97       16       Dream Catcher Music                 Music Royalty                       1.11
10/15/97       16       Duck Housa Music                    Music Royalty                       0.38


                                 EXHIBIT "B-2"


10/15/97      16     Edge O'Woods music                 Music Royalty                         1.63
10/15/97      16     Edge of Fluke Music                Music Royalty                         3.15
10/14/97      17     Malt Shoppe Music                  Music Royalty                         0.47
10/15/97      16     Elliott-Jacobsen Music             Music Royalty                         4.59
10/15/97      16     New Exective Music                 Music Royalty                         3.66
10/01/97      30     Eyeteecee Music                    Music Royalty                        13.59
10/15/97      16     Eyeteecee Music                    Music Royalty                         0.88
10/31/97       0     Factory Electronics                Machine Repair                       20.00
10/14/97      17     Fifth of March Publishing          Music Royalty                         4.87
10/15/97      16     Five Bar-B-Songs                   Music Royalty                        74.48
10/15/97      16     Feadbach Music                     Music Royalty                         7.67
10/20/97      11     Florida Freight                    Freight                              37.50
10/15/97      16     Forever Endeavor Music             Music Royalty                       231.09
09/25/97      37     Robert Furr & Charles Cohen PA     Legal Fees                       33,978.02
10/15/97      16     Gary Burr Music                    Music Royalty                         0.57
10/15/97      16     Gear Publishing                    Music Royalty                        22.87
09/05/97      46     Genesis Computer Solutions         Music Royalty                     1,235.00
10/15/97      16     Golden Reed Music                  Music Royalty                         0.22
08/01/97      91     Gratitude Sky Music                Music Royalty                        66.14
10/14/97      17     Gratitude Sky Music                Music Royalty                         6.40
10/15/97      16     Great Cumberland Music             Music Royalty                         1.37
10/15/97      16     Hamstein Stroudavarrious Music     Music Royalty                        39.09
08/01/97      91     Hidden Pun Music                   Music Royalty                        11.21
10/14/97      17     Hidden Pun Music                   Music Royalty                         1.46
10/01/97      30     Hit List Music                     Music Royalty                        11.21
10/15/97      16     Hit List Music                     Music Royalty                         1.46
10/10/97      21     Honcik Management Services         Music Royalty                        15.00
08/01/97      99     House of Fun Music                 Music Royalty                        69.24
10/15/97      16     House of Fun Music                 Music Royalty                        26.18
10/15/97      16     Howlin' Hits                       Music Royalty                         2.28
10/01/97      30     Hudmar Publishing Company          Music Royalty                         0.14
10/03/97      28     International Business-GA          Computer SVC                        483.36
10/15/97      16     Ignorant Music                     Music Royalty                         2.61
10/10/97      21     Ikon Office Solutions              Equipment Rental                    795.02
10/27/97       4     Ikon office Solutions              Equipment Rental                    286.2
10/15/97      16     Innocent Bystander                 Music Royalty                         6.63
07/16/97     107     International Smc (HK) ltd.        Customer Chargeback                (370.00)
07/08/97     115     J.D. Financial Corp                Application Fees                    630.00
10/15/97      16     Jeddrah Music                      Music Royalty                         1.99
10/15/97      16     John Klecha                        Reimburse for Office Supp         1,187.20
10/15/97      16     Johnny Yuma Music                  Music Royalty                        13.76
10/01/97      30     Kamakazi Music                     Music Royalty                         0.53
10/15/97      16     Katie Walker Music                 Music Royalty                         0.63
10/15/97      16     Kinetic Diamond Music              Music Royalty                        35.14
10/15/97      16     Knockout Music                     Music Royalty                         5.23

                                  EXHIBIT "B-2"

10/15/97      16     Kokomo Music                       Music Royalty                         9.18
10/15/97      16     Larric Music                       Music Royalty                         3.18
10/15/97      16     Let Therebe Music                  Music Royalty                         4.63
10/01/97      30     Lido Music                         Music Royalty                         0.53
10/15/97      16     Life of the Record                 Music Royalty                         1.73
10/15/97      16     Lion's Mate Music                  Music Royalty                         0.29
10/14/97      17     Little Shops of Morgansongs        Music Royalty                         8.83
10/21/97      10     Logus Information Systems          Computer Repair                      80.00
10/15/97      16     Long Iguanna Music                 Music Royalty                         0.63
08/01/97      91     Lost in Music                      Music Royalty                         0.91
10/15/97      16     Lost in Music                      Music Royalty                        31.50
10/25/97       6     Lynn Jacobs Publishing             Music Royalty                         1.74
10/15/97      16     Major Bob Music                    Music Royalty                       308.99
10/15/97      16     Man-Ken Music                      Music Royalty                         0.42
10/15/97      16     Management Agency & Music          Music Royalty                         4.17
10/15/97      16     Mariposa Music                     Music Royalty                         0.71
10/15/97      16     Martin Panzer Music                Music Royalty                         0.53
10/15/97      16     Meadowgreen Music                  Music Royalty                         5.82
08/21/97      10     Memcorp                            Purchases of Products            (4,630.48)
09/15/97      16     Memcorp                            Purchases of Products            (1,322.40)
09/17/97      14     Memcorp                            Purchases of Products            21,174.20
10/09/97      22     Memcorp                            Purchases of Products            40,115.28
10/15/97      16     Memcorp                            Purchases of Products            37,836.00
10/20/97      11     Memcorp                            Purchases of Products             1,185.87
10/21/97      10     Memcorp                            Purchases of Products            42,310.00
09/30/97      32     Midrange Support & Service         Computer Support                    106.00
10/15/97      16     Mighty Nice Music                  Music Royalty                       111.71
10/15/97      16     Milk Money Music                   Music Royalty                         7.49
10/15/97      16     Miracle Creek Music                Music Royalty                         0.10
10/14/97      17     Mitchell B. Degroot Jr Trust       Music Royalty                         4.09
10/15/97      16     Moebetoblame Music                 Music Royalty                         0.53
10/15/97      16     Moline Valley Music                Music Royalty                         1.63
10/15/97      16     Monster Music                      Music Royalty                         9.04
10/15/97      16     Moon Child Music                   Music Royalty                         0.21
10/14/97      17     Morganactive Music                 Music Royalty                       247.15
10/15/97      16     Mudbluff Music                     Music Royalty                         1.85
10/15/97      16     Muscle Shoals Sound Pub.           Music Royalty                        15.90
10/15/97      16     Nebraska Music                     Music Royalty                         1.99
10/15/97      16     New Hayes Obo New Don Songs        Music Royalty                         4.54
10/15/97      16     Nouvelles Editions Rideau Roug     Music Royalty                         1.41
10/15/97      16     Now Sound Music                    Music Royalty                         0.53
10/05/97      26     Nutech Entertainment               Purchases of Software             5,579.00
10/13/97      16     Nutech Entertainment               Purchases of Software             5,224.00
10/22/97       9     Nutech Entertainment               Purchases of Software            27,434.45
10/23/97       8     Nutech Entertainment               Purchases of Software             2,149.74

                                 EXHIBIT "B-2"

10/15/97      16     Paragon Music                      Music Royalty                         3.86
10/15/97      16     Peace Rock Music                   Music Royalty                         0.55
08/01/97      91     Pebbitone Music                    Music Royalty                         0.05
10/21/97      10     Personally Yours Services          Temp Help                         1,297.31
10/28/97       3     Personally Yours Services          Temp Help                           853.32
10/11/97      20     Pet Mac Publishing                 Music Royalty                         0.74
10/25/97       6     Pet Mac Publishing                 Music Royalty                         0.53
10/15/97      16     Pkm Music                          Music Royalty                       111.71
10/14/97      17     Songs of Polygram Int'l Pub.       Music Royalty                         0.45
10/15/97      16     Songs of Polygram ob Barbara       Music Royalty                         6.76
10/28/97       3     Printing Depot                     Printing Suplies                    317.79
10/15/97      16     Quakenbush Music                   Music Royalty                         9.82
10/15/97      16     R.U. Cyrius Music                  Music Royalty                         3.49
10/15/97      16     Rachel's Own Music                 Music Royalty                        11.54
10/15/97      16     Rafelson Music                     Music Royalty                         1.34
10/15/97      16     Rare Blue Music                    Music Royalty                         5.15
10/14/97      17     Reaisongs                          Music Royalty                         0.54
10/15/97      16     Red Brazos Music                   Music Royalty                         9.37
10/15/97      16     Red Cloud Music                    Music Royalty                        15.73
10/15/97      16     Rex Nelon Music                    Music Royalty                         1.43
10/15/97      16     Rio Bravo Music                    Music Royalty                       247.15
10/15/97      16     Rocky Core Music                   Music Royalty                        82.39
10/01/97      30     Saba Seven Music                   Music Royalty                        24.85
10/15/97      16     Saba Seven Music                   Music Royalty                         2.48
10/01/97      30     Sailor Musicc                      Music Royalty                         0.28
10/14/97      17     Scarlet Moon Music                 Music Royalty                        17.57
10/20/97      11     Seacloud Properties                Rent & Utilities                  6,652.66
10/15/97      16     Seagrape Music                     Music Royalty                         3.57
05/09/97     143     Securitylink                       Security Services                   771.63
08/01/97      91     Seven Summits Music                Music Royalty                         0.45
10/15/97      16     Seven Summits Music                Music Royalty                         0.38
10/14/97      17     Sister Elisabeth Music             Music Royalty                         2.06
10/15/97      16     Six Strings Music                  Music Royalty                         2.09
08/01/97      91     Skinny Zach Music                  Music Royalty                         0.53
10/15/97      16     Sky Harbor Music                   Music Royalty                         0.14
10/15/97      16     Sloopy II                          Music Royalty                         6.74
10/15/97      16     Sluggosongs                        Music Royalty                         1.91
10/15/97      16     Snow Music-Karen Schauban Pub.     Music Royalty                         3.41
10/15/97      16     Snug Music                         Music Royalty                         2.49
10/15/97      16     Somerset Songs Pub.                Music Royalty                         1.83
10/15/97      16     Songwriter's Ink.                  Music Royalty                         0.10
10/15/97      16     Sony Music Pub.                    Music Royalty                        49.21
10/14/97      17     Southern Days Music                Music Royalty                         0.43
10/15/97      16     Sparrow Communications Group       Music Royalty                         0.10
10/15/97      16     Stamps-Baxter Music & Printing     Music Royalty                         6.26

                                 EXHIBIT "B-2"






10/15/97     16     The Harry Fox Agency      Music Royalty        7,040.99
10/15/97     16     Threesome Music           Music Royalty            9.05
10/15/97     16     Trevcor Music             Music Royalty           41.19
10/15/97     16     Triumvirate Music         Music Royalty          111.92
10/15/97     16     Two Knight Pub.           Music Royalty            2.09
09/27/97     35     UPS                       Freight                 10.00
10/04/97     27     UPS                       Freight                528.16
10/15/97     16     Wally Holmes              Music Royalty            2.09
08/01/97     91     Walt Disney               Music Royalty           70.79
10/15/97     16     Walt Disney               Music Royalty            9.84
10/15/97     16     Wild Gator Music          Music Royalty            0.14
10/15/97     16     William Joel Music        Music Royalty          329.30
10/15/97     16     Wonderland Music          Music Royalty            7.14
10/14/97     17     W & R Songs               Music Royalty            0.83
10/15/97     16     Yellow Elephant Music     Music Royalty            1.36
10/14/97     17     Zesty Zacks Music         Music Royalty            2.43
10/15/97     16     48-11 Music               Music Royalty            1.26

                    Total                                        253,743.79


--------------------------------------------------------------------------------

ACCOUNTS PAYABLE RECONCILIATION (Post Petition Only):

     Opening Balance (total from prior report)                     157,975.99
     PLUS: New Indebtednes Incurred This Month                     202,001.40
     LESS: Amount Paid on Accounts Payable                          28,403.60
     LESS: Direct Payments from Factors                             77,830.00
     Ending Month Balance                                          253,743.79

--------------------------------------------------------------------------------


SECURED: List the status to Secured Creditors and Lessors (Post Petition Only):

                                  NUMBER          TOTAL
                                  OF POST       AMOUNT OF
SECURED      DATE                 PETITION    POST PETITION
CREDITOR/  PAYMENT    PAYMENT     PAYMENTS       PAYMENTS
LESSOR       DUE      AMOUNT     DELINQUENT     DELINQUENT
--------   -------    -------    ----------   -------------

 0.00        0.00      0.00         0.00           0.00


                                 EXHIBIT "B-2"

                                  ATTACHMENT 3

                                  ATTACHMENT 3

                       INVENTORY AND FIXED ASSETS REPORT
Name of Debtor: The Singing Machine Company, Inc.  Case Number: 97-22199-BKC-RBR

Reporting Period Beginning October 1, 1997 and Ending October 31, 1997

                                INVENTORY REPORT

INVENTORY BALANCE AT PETITION DATE:             1,100,000.00

INVENTORY RECONCILIATION:

    Inventory Balance at Beginning of Month       999,900.52
    Inventory Purchased During Month              234,372.45
    Inventory Returns to Distributor                    0.00
    Inventory Used or Sold                        335,377.18
    Inventory Returns                              58,526.31
    Inventory on Hand at End of Month             957,422.10
METHOD OF COSTING INVENTORY: Standard Cost

                               FIXED ASSET REPORT

FIXED ASSETS FAIR MARKET VALUE AT PETITION DATE:  89,253.80
(Included Property, Plant and Equipment)

BRIEF DESCRIPTION (First Report Only): Office Furniture, Computer Equipment, Leasehold Improvements, Warehouse Equipment

FIXED ASSETS RECONCILIATION;

Fixed Asset Book Value at Beginning of Month      78,607.04

     LESS: Depreciation Expense                   (1,774.48)
     PLUS: New Purchases                               0.00
Ending Monthly Balance                            76,832.53

BRIEF DESCRIPTION OF FIXED ASSETS PURCHASED OR DISPOSED OF DURING THE REPORTING
PERIOD: No fixed assets purchased or disposed of within reporting period.

                                 EXHIBIT #B-2"

                                  EXHIBIT "C"

CLASS          CREDITOR                 CLAIM                    AMOUNT
                                         NO                      OF CLAIM
                                        -----                    --------
WAGE CLAIMS:
------------

1         Anthony Aglione               43                        87.99(v)
1         Rosemarie D. Ausilio          29                       536.94(s)(PU)
1         Augustin Baez                 44                        90.78(v)
1         Brian Cino                    42                        83.08(v)
1         Marlin Sevy d/b/a
            Sales Network Assoc.        51                     9,750.62 (P)
1         Adolph Nelson                                           63.87(v)
1         Ed Pearson                                           1,164.82(v)
1         Terri Phillips                                         222.28(v)
1         Melody Schwab                 30                       170.70(v)
1         Shelley Simmons                                        564.31(v)
1         Edward Steele                 17                     3,546.85(v)
1         Mikiyo Steele                                          238.18(v)

PRIORITY CLAIMS:
----------------

          Broward County Revenue
            Collector                   73                     5,420.58 (S)

          State of Florida, Dept.
            of Revenue                  10                         4.22(P)
                                        10                     1,283.60(U)

SECURED CLAIMS:
---------------

2         Bankers Capital                                    124,000.00

3         Toyota Motor Credit Corp.                            7,657.00

CLASS 4 CLAIMS:
---------------

          48-11 Music                                             18.46
          64 East Music Co.                                        8.23
          ABF Freight Systems, Inc.     78                     4,364.79
          AMR Publications                                         4.45
          AMR Publications                                          .29
          AMR Publications OBO Sierra                              2.25
          ASR Recording Service of CA   74                   649,285.45
          ASR Recording Service of CA   99                   494,700.91

     * See Key in Article V of the Disclosure Statement

          ARC Music Corporation                                1,397.36
          AT&T - FBS                                              22.57
          Aafes Headquarters                                  12,735.56
          Abbey Road Dist.                                     1,257.31
          Acoustic Music Company                                 434.61
          Active International                                 2,062.50
          Active Media Services, Inc.      24                  4,337.00
          Aerodynamic Music                                      208.09
          Age to Age Music                                       729.40
          Agnes Goodacre                                          50.00
          Al Hoffman Songs, Inc.                                   4.42
          Alain Boublil Music, Ltd.                              569.64
          Albert E, Brumley & Sons                               120.08
          Alcor Music                                              5.22
          Alley Music Corp.                                      765.07
          Alpha Records, Inc.                                    516.00
          Amachrist Music                                          6.62
          American Arbitration             91                    719.80
          American Business Credit Corp.   85                  6,563.52(P/U)
          American Made Music                                     20.33
          Amerigas - Pompano Beach          7                    274.75
          Anago International, Inc.        28                    934.55
          Atlantic Music Corp.                                   673.33
          Atlantic Paper & Packaging       41                  1,159.64(P)
          Atlas Packaging, Inc.             9                  1,303.38
          Aurelius Music                                           1.56
          Avon Corrugated Corp.            11                    516.00
          B Flat Publishing                                        6.29
          B & G Akst Publishing Co.                                 .84
          BCL Music, Inc.                                        170.80
          BMG Music Publishing                                      .68
          BMG Music Publishing                                 6,480.47
          BPI Communications                                  10,236.00
          Augustin Baez, Jr.               44                    207.63
          Ball-Zell Sales & Supply Co.                            64.49
          Barnegat Music Corp.                                     6.09
          Bash Music (Ascap)                                     379.76
          Bay Tact Corporation              8                    442.88
          Beckie Publishing Co., Inc.                            798.14
          Been Jammin Music                                    5,289.30
          Begonia Melodies, Inc.                                 944.13
          BellSouth Communications         61                    872.28
          BellSouth Financial Service                          1,156.82
          Bema Music Co. - Sweel City Records                      1.05
          Benefit Music                                        6,991.80
          Benny Davis Music                                        6.34
          Big Sam's Lock and Safe                                 71.55
          Big State Distribution Corp.                       212,442.55(d)
          Billboard Circulation Dept.                            265.00
          Black Ice Publishing             96                  6,000.00
          Blackstone Legal Supplies, Inc.                         20.14
          Blue Cross & Blue Shield         47                     30.07(P/U)
          Blue Cross & Blue Shield         48                  1,046.93

          Blue Gum Music, Inc.                                    19.27
          Blue Network Music, Inc.                                 2.11
          Bobby Fischer Music                                     58.12
          Bobby Freeman Music                                    734.87
          Bobby Freeman Music                                     26.55
          Debbie Bodenhorn                                        32.54
          Boobette Music                                            .48
          Boosey & Hawkes, Inc.                                    1.99
          Bourne Company                   53                    286.66
          Brockman Music                                          31.50
          Broken Bird                                            330.82
          Bug & Beer Music                                       577.94
          Bug Music Group                                        808.70
          Bust It Publishing                                       0.51
          Buzzard Rock Music                                     393.86
          Buzzherb Music                                           0.82
          C S C                            72                    190.00
          CPP Belwin Mills                                    19,984.41
          Calandrelli Music                                       97.01
          California Phase Music                                   8.11
          Camelot Music, Inc.                                  7,643.82
          Campbell Connelly & Co., Ltd.                            2.23
          Carbert Music, Inc.                                      7.45
          Carole Bayer Sager Music                               414.85
          Carton Sales & Manufacturing     15                  3,103.60
          Carub Music                                              5.22
          David Casa                                               7.82
          Cass Country Music                                   3,935.82
          Channel Music                                          419.38
          Checkpoint                       22                  4,227.02
          Cherry Lane Music Publishing                         1,682.53
          Chevis Publishing Corp.                                  7.88
          Chi-Boy Music                    32                    100.00
          Chinquapin Music                                         0.21
          Chotirmall's, Inc.                                      65.25
          Chriswood Music                                        190.03
          Chrysalis Music, Ltd.                                  391.97
          Brian Cino                       42                    207.63
          The City of Pompano Beach                              375.00
          Clockus Music                                          277.42
          Coburn Music                                             9.27
          Coffee Stop, Inc.                                      134.80
          Computer Solutions, Inc.          4                    954.00
          Con-Way Southern Express                             3,722.57
          Conrad Music Division
            of Arc Music                                           0.42
          Consolidated Freightways         58                  6,466.23
          Continental Stock Transfer
            Trust Co.                      75                  2,640.00
          Copans (Phase 1) Associates      86                 15,401.84(S)
                                           86                 29,992.50(S)
          Copans Printing & Graphics                              12.82
          Copyright Management                                 5,541.59

          Coral Reefer Music                                   2,592.25
          Corey Rock Music, Ltd.                               1,378.79
          Corsan Marketing                                     5,159.62
          Country Road Music                                      58.50
          County Line Music                                        0.69
          Creative Bloc Music, Inc.                               28.74
          Criteron Music Corp.                                     6.06
          Cromwell Music, Inc.                                     7.70
          Curb Songs                                               1.16
          D. Jentgens, Nat. Guardian                               1.94
          DA Music                                               184.08
          Dabilu Music                                             7.73
          Dadan Packaging                   3                    669.97
          Daly & Wolcott                                       1,345.00
          Danka Industries, Inc.                                 589.53
          Daylight Transport               77                  6,763.33(S/U)
          Delta Business Systems                                 224.58
          Department of the Navy                                 446.00
          Dept. of the Navy                                      446.00
          Dero Research Limited            25                 21,141.13
          Diamond Struck Music                                    28.90
          Dillard Music Co.                                        0.29
          Direct Freight Corporation       27                  2,429.00(S/U)
          Dixie Stars Music                                        9.88
          Donald Jay Music, Ltd.                                 370.34
          Dootsie Williams Pub                                    10.40
          Dream Catcher Music, Inc.        81                     29.89
          Dwarf Music                                            185.81
          EMI Christian Music                                      9.80
          EMI Christian Music Obo Bases                          105.80
          Edge O'Woods Music                                     595.70
          Edge of Fluke Music                                      0.19
          Edward Marks obo Lost Boys                           2,036.70
          Eighties Music                                           2.35
          Electronic Choices, Inc.         62                  9,160.01
          Elliot-Jacobsen Music                                  853.26
          Elvis Music, Inc.                                       12.68
          Emily Music Corp.                54              12-15,000.00(P/U)
          Englishtown Music                                      165.91
          Ernst & Young                                        9,454.00
          Essix Music                                            629.49
          Evaco Financial Printers                             2,277.63
          Expotec, Inc.                                           27.13
          Eyeteecee Music                                         23.26
          FLX (HK) Ltd.                                      424,852.62
          Fay's Inc.                                           2,420.00
          Feadbach Music                                         622.31
          Federal Express Corporation                          2,140.40
          Fever Pitch Music                                      174.33
          Fisher Music Corp.                                     131.70
          Foam Factory                                           611.00
          Folkways Music Publishers                               25.66
          Forever Endeavor Music                               1,618.37

          Forman Marketing & Sales         87                  5,715.82
          Fort Knox Music, Inc.                                   24.15
          Fred Ahlert Music Corp.                                  8.10
          Frontier Communications                                 71.54(d)
          Fun City / Top of Town & Purple                          6.93
          G. Schirmer, Inc.                                       87.49
          Gary Burr Music, Inc.                                    3.75
          Genesis Computer Solutions, Inc.                       459.75
          Genesis Partners, Inc.                               6,000.00
          George M. Cohan Music Publishing Co                      0.14
          George Whiting Publishing Co.                            3.57
          Gilbert Express                                      3,170.40
          Gnossos Music                                          395.94
          Gnossos Music                                           45.32
          Golden Egg Music                                       244.27
          Golden Reed Music                68                      4.81
          Goldrian Music                                           4.19
          Gone [illegible] Music           33                    100.00
          Grabbitt Music                   34                   unknown
          Grandpa's                                            1,708.80
          Great Eastern Music              40              undeterminable(P)
          HAL Leonard Publishing           46                 81,425.60
          Hampshire House Publishing Corp. 46                      2.41
          Hamstein Cumberland Music                               31.43
          Hamstein Publishing Co., Inc.                          346.34
          Hamstein Stroudavarious Music                          116.52
          Handicapped Employees Living     80                    384.00(P/U)
          Handleman Comp.                                      8,850.05(d)
          Harvey Software                                        206.70
          Hasings Books & Music                                  143.03
          Heavy Petal Music, Inc.                                  0.42
          Heilig Meyer Company                                 2,787.26
          Catherine Hinen                                          3.97
          Hip Chic Music                                           8.57
          Hip Trip Music Co.                                       8.57
          Hit List Music                                          61.64
          Hodgson Impey Cheng              37                  1,800.00
          Hollis Music, Inc. - Cromwell                            1.78
          Hollywood Imports                                    1,132.63(d)
          Holy Moley Music                                         9.90
          Homewood House Music                                   358.39
          Hopper Radio of Florida, Inc.    66                    275.00
          House of Bryant Publishing                             216.57
          House of Fun Music                                   3,815.20
          Housenotes Music                                        84.72
          Howlin' Hits                                         1,805.56
          Hudmar Publishing Company                                3.06
          Hudson Bay Music Company                                96.52
          Ignorant Music                  101                     22.10
          Innocent Bystander                                      54.65
          Integrated Copyright Group                             241.69
          Interbond Corp. of America                             646.55(d)
          International Business GA                              483.36

          Iza Music                                                2.37
          J & R Music World, Inc.                                404.11
          J.C. Penny Company, Inc.                             2,254.98(d)
          JW Charles Securities, Inc.                          6,000.00(d)
          Jenny Music, Inc.                                        6.20
          Jerry Bock Enterprises                                   2.29
          Jerry Leiber Music                                       1.79
          Jimi Lane Music                                        215.12
          Johnny Yuma Music                                    1,702.36
          Jones Music America                                      4.19
          Just Cuts Music                                          2.40
          Kamakazi Music                                           4.94
          Katie Walker Music                                      21.99
          Kaybee Toy & Hobby                                   9,167.79
          Keyes Coverage, Inc.                                   107.69
          Kieran Kane Music                                      256.74
          Kinetic Diamond Music                                  695.60
          King Regal Music Publishing                            219.70
          Knockout Music, Inc.                                   564.70
          Know Music                       97                100,000.00
          Kokomo Music                     95                100,000.00
          Arthur M. Kushner                                   11,374.26
          Larry Spier, Inc.                                       24.64
          Lash Tamaron Distributors                           21,847.81(d)
          Leadsheet Land Music                                   419.41
          Let There Be Music, Inc.                               414.04
          Lewis Music Publishing Co., Inc.                         6.84
          Lido Music, Inc.                                         6.81
          Likasa Music                                           428.14
          Little Big Town Music                                   20.32
          Loaves and Fishes Music Co.                              9.37
          Lomanto Exhibit Services         57                    957.60(d)
          Lone Iguanna Music                                     139.89
          Lost in Music, Inc.                                  1,285.73
          Low-Sal, Inc.                                            3.32
          Lucio Mandler Croland Bronstein                      2,491.50
          Ludlow Music, Inc.                                     131.65
          M & J Technologies               88                    605.24 X
          Magna International Corp         89                628,634.00(S)
          Major Bob Music                  83                    187.63
          Major Songs                                              2.93
          Management Agency & Music                               87.59
          Manna Music                                             42.56
          Maplewood Music Publishing Co.                           1.12
          Mariposa Music, Inc.                                    48.26
          Martiz Performance Improvement                          65.00
          Mark Cain Music                                          9.52
          Marke Music Publishing Co., Inc.                         0.11
          Marlin TV Corp.                                         22.90
          Marlong Music Corp.                                      3.71
          Martha Lake Electronics                                 99.00
          Martin Panzer Music                                      4.94
          Matheson Fast Freight                                   96.65

          Matragun Music, Inc.                                    18.23
          Meadowgreen Music Co.                                  693.51
          Memcorp, Inc.                    65                643,967.71
          Mid Summer Music, Inc.                                 319.13
          Midstar Music                                            8.57
          Mighty Nice Music                                      332.93
          Mike Stoller Music                                      14.74
          Milk Money Music                                       179.25
          Howard Miller                    69                 18,667.50
          Milliken and Michaels                                1,100.00(d)
          Millward & Company                                  25,000.00
          Miracle Creek Music                                      0.10
          Mitsui-soko (USA), Inc.                                281.31
          Moline Valley Music                                    595.70
          Monster Music                                          195.85
          Montgomery & Larmoyeaux          79                 75,011.50
          Moon Child Music                                        69.95
          Moonlight & Manolias Music Pub.                          5.35
          Morale Welfare & Recreat                                71.50(d)
          Morale Welfare & Recreation      67                     77.60(d)
          Morale Welfare & Recreation      25                    325.00(d)
          Morris Music                                            23.52
          Mudbluff Music                                         109.04
          Muscle Shoals Sound Pub.                             1,080.52
          Museum Steps Music                                       9.80
          Music Ridge Music                                      391.68
          Music Sales Corp.                                      950.49
          Music Sales Limited                                  6,031.50
          Music Sales Limited              106                 8,934.05
          Musical Comedy Productions, Inc.                        13.46
          Nash Notes                                             296.48
          National Record Mart                                 1,152.21
          Nebraska Music                                         311.03
          New Executive Music                                    122.37
          Newcon Limited                                         230.00
          Nikkodo USA, Ltd.                                      315.18(d)
          Now Sounds Music                                        56.61
          Nutech Entertainment                                10,360.00
          O'Ryan Music                                             6.87
          O'Tex Music                                            262.02
          Of Music                                                25.36
          Olde Clover Leaf Music                                   9.35
          Orion                           108                 14,974.21
          Out Time Music                                           1.28
          Over the Rainbow Music                                   1.07
          Overnite Transportation Co.      13                  1,322.85
          P.A.L.                                               6,716.38
          PKM Music                                              332.93
          PRS, Ltd.                                                8.41
          Palm Beach Habilitation Center                           3.64
          Paragon Music Co.                                      462.24
          Patti Washington Music                                   3.97
          Paul Simon Music                                       828.21

Sparrow Music                                                         77.85
Special Rider Music                                                  591.78
Spiegel, Inc.                           50                         7,295.55
Spring Creek Music                                                     5.19
St. Louis Music, Inc.                   70                         1,798.06
St. Nicholas Music, Inc.                                             557.30
Stamps-Baxter Music & Printing                                       360.81
Starstruck Writers Group, Inc.                                       223.82
Edward Steele                           17                         9,911.70
John Steele                             45                           252.60
Sterling Music Company                                                13.83
Sterling Software, Inc.                 98                         4,520.41(P)
Steve O'Brien Music (BMI)                                            103.90
Stirling Jack Service                                                160.00
Stone City Music                                                      33.18
Stormking Music                                                       43.23
Strange Euphoria Music                                                 3.69
Sugar Song Publishing, Inc.                                            3.18
Donna Sumer d/b/a/ Sweet Summer                                      150.33
Sun Container, Inc.                                                  275.00
Sunshine State Messenger Svc             2                            65.50
Sure Fire Music Co.                                                   85.16
Swag Song Music                                                    1,658.63
Talmont Music                                                        111.85
Tandy Customer Service                                                81.43
Target Northern Operations Ctr.         55                       313,612.05
Tech Specialist                                                       20.00
Telly Larc, Inc.                                                      29,03
Temp One of South Florida                                          5,408.15
Temporary Labor Sources, Inc.                                        978.75
The Association                                                   14,944.84
The Harry Fox Agency                   104                       410,000.00(S)
The Really Useful Group                                              260.50
Third Story Music, Inc.                                               11.83
Threesome Music                                                      596.12
Tobago Music                                                           1.94
Towncar                                                              153.75
Toy Town Tunes                                                         0.27
Toys R Us, Inc.                          1                        28,238.85
Transportation Credit Service                                      5,167.74
Trevcor Music Corp.                                                  590.55
Triad                                   63                        42,392.54(P)
Trio Music Company, Inc.                                             775.97
Trio Music Company, Inc.                                               7.45
Triumvirate Music                       64                           506.88
Trixie Lou Music                                                       0.24
Two Knight Publishing                                                215.12
Underwriters Lab's, Inc.                                              65.00
Uni-Box Incorporated                    52                           456.75
Unimusica, Inc.                                                       20.60
Unison Music Publishing, Inc.                                        419.38
United Parcel Service                   84                         9,299.50
United Parcel Services                                               174.14

United Waste                                                          700.00
Vector Music Corp.                                                     97.11
Volta Music Corp.                                                       0.30
W & R Songs                                                             1.31
W & R Songs                                                             8.22
WB Music Corp obo Damila USIC                                           2.11
WB Music Corp.                                                         12.32
WEB IV Music, Inc.                                                     12.77
WRS Motion Picture & Video Lab                                      3,556.91
Walmart Stores, Inc.                    90                         44,118.23
Walmart Stores, Inc.                                               22,932.58
Walt Disney Music                                                   1,248.84
Walter Kent Music Co.                   18                          2,000.00
Walter Orange Music                                                     2.44
Warner Chappell Music                   71                         85,855.93
Warren Gorham & Lamont                                                299.19
Webster Music Corp.                     21                          2,000.00
Wednesday Music                         12                            unknown
Welbeck Music Corp.                                                     0.78
Whole Lotta Shakin' Music                                              25.84
William Joel Music                                                  9,565.19
Winston Organ Service, Inc.             60                             50.00
Wonderland Music                                                      856.52
Word Music                                                             61.28
Work Songs Ltd.                                                        99.57
Yee Haw Music                                                         106.56
Yellow Elephant Music                                                 212.58
Yellow Freight System, Inc.             56                          2,123.75
Yum Howdy Music                                                        16.95
Zachary Creek                                                           5.79
Zavion Enterprises                                                    358.58
Zena Music                                                              2.63
Zephyrhills                             35                            280.42
Zevon Music                                                           279.59

                                  EXHIBIT "D"

                              LIQUIDATION ANALYSIS

ASSETS:                                            LIQUIDATION VALUE:

     Cash                                             $    13,858.00
     Security Deposits                                $     4,968.00
     Acct. Receivable                                 $   125,000.00
     Patents, Copywrights, Song Library               $    45,000.00
     Office Equipment                                 $    11,140.00
     Inventory                                        $   155,000.00
     Warehouse Equipment                              $     9,240.00

               TOTAL                                  $   364,206.00

LIABILITIES:

     Wage Claims                                      $    10,769.80
     Priority Claims                                  $     6,708.40
     Secured Claims                                   $   131,657.00

            TOTAL PRIORITY AND SECURED                $   149,135.20
                                                      --------------

     Chaper 7 Administrative Fees                     $    50,000.00

                                                      $   199,135.20
                                                      --------------

       AVAILABLE FOR UNSECURED CLAIMS                 $   165,070.60
                                                      ==============

     This would yield an approximate dividend of 3% to unsecured creditors.

     ASSUMPTIONS

     The liquidation valuation is based on management's business estimate of current fair market value in a Chapter 7 liquidation.

                       The Singing Machine Company, Inc.
                        Operating Statement Projections
                      For the Years Ended 3/31/98-3/31/02

                                        Year End   Year End     Year End    Year End     Year End
                                        3/31/98     3/31/99     3/31/00      3/31/01      3/31/02
Gross Sales - Domestic                 3,741,896   4,100,000   4,920,000    5,904,000    7,084,000
Gross Sales - FOB Hong Kong            3,731,900   6,000,000   7,200,000    8,640,000   10,368,000
                                       ---------  ----------  ----------   ----------   ----------
                     Total             7,473,796  10,100,000  12,120,000   14,544,000   17,452,000

Returns                                1,369,000   1,000,000   1,200,000    1,454,000    1,745,000
                                       ---------  ----------  ----------   ----------   ----------

Net Sales                              6,104,796   9,100,000  10,920,000   13,090,000   15,707,000

Gross Profit - Domestic                1,095,920   1,318,400   1,574,000    1,889,280    2,266,880
Gross Profit - FOB Hong Kong             545,361   1,026,000   1,512,000    1,814,400    2,177,280
GP on Returns                           (269,693)   (194,000)   (304,800)    (370,188)    (444,277)
                                       ---------  ----------  ----------   ----------   ----------
                     Total             1,371,588   2,150,400   2,781,200    3,333,492    3,999,883

OPERATING EXPENSES
US Expenses                            1,246,850   1,100,000   1,200,000    1,300,000    1,400,000
HK Expenses                               51,000      67,000      80,000      104,000      144,000
Commissions                               80,218     122,000     163,000      196,000      235,000
Depreciation - US                        219,347     189,000     143,000       84,000       62,000
Depreciation - HK                        106,124       1,697       1,697        1,697        1,697
                                       ---------  ----------  ----------   ----------   ----------
                     Total Expenses    1,703,539   1,479,697   1,587,697    1,685,697    1,842,697

Net Income                              (331,951)    670,703   1,193,503    1,647,795    2,157,186

                                   COMPOSITE
                                  EXHIBIT "E"

                       THE SINGING MACHINE COMPANY, INC.
                       EXPENSES - US OFFICE

                    1997
ACCOUNT             APRIL      MAY      JUNE     JULY     AUGUST     SEPTEMBER     OCTOBER     NOVEMBER     DECEMBER
-------------
Salaries            45521     37613    37452     36428    56850       38036         38036       38036         38036
P/R Taxes            3927      2390     7258      2021     3147        2100          2100        1000          1900
Rent Copans/Pompano 10924     17052    17052      4968     4968        4968          4968        4060          4968
Utilities             553       595      569       620      359         450           450         450           450
Rent - Ft. Laud.
  Whse.                                           1657     1616        1600          1600        1600             0
Rent - showroom       350       350      350       350      350         350           350         350           350
Rent - ASR            630       630      630       630      640         630           630         630           630
Telephone            2001      2137     1466      1997     2023        2200          2200        2200          2200
Copier Rental         365       391      365       365      541         370           370         370           370
Fork Lift Rental      274       262      262       726      262         270           270         270           270
Temp Payroll         2598      7545     7114      5309     6567        4800          2400        1200           400
Prof. Fees -
  Accounting                  17843                           0        6000          6000        6000          8000
Prof. Fees - Legal  17500     25414     2765      1405      914       20000          4000        4000          5000
Insurance - Medical  1983      2015     1983      1983     1983        1983          1983        1983          2220
Insurance- General             4370     1488               5026        6015          8039       12645          5469
Stock Fees            540       684      562       548      548         600           600         600           600
EDI Expense                                                 550         550           550         550           550
Packing Supplies      315       515      237       208     1514        2500          2500        2500           500
Office Supplies       550      1280     1546       744     1192        2000          2000        2000          2000
Repair/Warranty
  Expense            6382      6514     6125      5560     3251        2000          2000        2000          2000
Packaging Material             3111     3841      3135
Travel                710      5205     4306      5125     2512        1100          8350         900           500
Postage               640       400      857        49      952         500           500         500           500
US Trustee                                        1500        0           0          3750           0
Freight & Delivery   4673      1273     1760      1594     3841        5000          5000        5000          2000
Misc.                1872      2828     3942      3511      550        3000          3000        3000          3000
Internet              131       255      178                214        1100          1100        1100          1100
Moving Expense                                    7720
Computer Maint.       573       482      585      3104     3821         750           500         500           500
    TOTAL          109110    140724    98394     91337   104186      110872        105246       97252          83513

                    1998
ACCOUNT            JANUARY  FEBRUARY   MARCH     TOTAL
-------------
Salaries            57054     38036    57054    518152
P/R Taxes            4578      3632     4500      3454
Rent Copans/Pompano  4960      4960     4968     96940
Utilities             450       450      450      5846
Rent - Ft. Laud.
  Whse.                                           8073
Rent - showroom       350       350      350      4200
Rent - ASR            630       630      630      7570
Telephone            2200      2200     2200     25134
Copier Rental         370       370      370      4617
Fork Lift Rental      270       270      270      3616
Temp Payroll            0                        38013
Prof. Fees -
  Accounting         8000                        57013
Prof. Fees - Legal  10000      5000     5000    100998
Insurance - Medical  2220      2220     2220     24776
Insurance- General   8430      6015     5404     62990
Stock Fees            600       600      600      7082
EDI Expense           550       550      550      4400
Packing Supplies     1500      1500     1500     15290
Office Supplies      2000      2000     2000     10312
Repair/Warranty
  Expense                                        34032
Packaging Material
Travel              12400      6650     3400     51238
Postage               500       500      500      6406
US Trustee           3750                         9000
Freight & Delivery   1000      2000     2000     35141
Misc.                3000      3000     3000     33703
Internet              600       600      600      6978
Moving Expense                                    7720
Computer Maint.       500       500      500     12315
    TOTAL          126029     82041    98146   1246850

                                  EXHIBIT "E"